Exhibit 99.1

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT,

dated as of

March 12, 2026,

among

JLL INCOME PROPERTY TRUST, INC.
and
JLLIPT HOLDINGS LP,
as Borrowers,

The LENDERS Party Hereto,

JPMORGAN CHASE BANK, N.A.
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,
CAPITAL ONE, NATIONAL ASSOCIATION,
BANK OF AMERICA, N.A.,
PNC CAPITAL MARKETS LLC,
and
WELLS FARGO SECURITIES, LLC,
as Co-Syndication Agents

and

JPMORGAN CHASE BANK, N.A.,
CAPITAL ONE, NATIONAL ASSOCIATION,
BOFA SECURITIES, INC.,
PNC CAPITAL MARKETS LLC,
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

___________________________

$600,000,000 Revolving Credit Loans
$400,000,000 Term Loans
___________________________

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TABLE OF CONTENTS
Page
Section 1.01      Defined Terms    2
Section 1.02      Classification of Loans and Borrowings    38
Section 1.03      Terms Generally    39
Section 1.04      Accounting Terms; GAAP    39
Section 1.05      Interest Rates; Benchmark Notification    40
Section 1.06      [Intentionally Deleted]    40
Section 1.07      Divisions    40
ARTICLE II THE CREDITS    41
Section 2.01      The Commitments    41
Section 2.02      Loans and Borrowings    41
Section 2.03      Requests for Borrowings    42
Section 2.04      [Intentionally Deleted]    43
Section 2.05      [Intentionally Deleted]    43
Section 2.06      Funding of Borrowings    43
Section 2.07      Interest Elections    43
Section 2.08      Termination and Reduction of the Commitments    45
Section 2.09      Repayment of Loans; Evidence of Debt    46
Section 2.10      Prepayment of Loans    47
Section 2.11      Fees    48
Section 2.12      Interest    49
Section 2.13      Alternate Rate of Interest    50
Section 2.14      Increased Costs    52
Section 2.15      Break Funding Payments    54
Section 2.16      Withholding of Taxes; Gross-up    54
Section 2.17      Payments Generally; Pro Rata Treatment; Sharing of Setoffs    58
Section 2.18      Mitigation Obligations; Replacement of Lenders    60
Section 2.19      Use of Proceeds    62
Section 2.20      Affiliate Guaranty    62
Section 2.21      Defaulting Lenders    62
ARTICLE III REPRESENTATIONS AND WARRANTIES    64
Credit Agreement

Section 3.01      Organization; Powers    64
Section 3.02      Authorization; Enforceability    64
Section 3.03      Governmental Approvals; No Conflicts    64
Section 3.04      No Material Adverse Change    64
Section 3.05      Properties    64
Section 3.06      Litigation and Environmental Matters    65
Section 3.07      Compliance with Laws and Agreements    65
Section 3.08      Investment Company Status    66
Section 3.09      Taxes    66
Section 3.10      ERISA    66
Section 3.11      Disclosure    66
Section 3.12      Use of Credit    67
Section 3.13      Solvency    67
Section 3.14      No Default    67
Section 3.15      Insurance    67
Section 3.16      Credit Arrangements    67
Section 3.17      Organizational Documents    67
Section 3.18      Executive Offices; Places of Organization    68
Section 3.19      [Reserved]    68
Section 3.20      Subsidiaries    68
Section 3.21      No Materially Adverse Contracts, Etc    68
Section 3.22      Brokers    68
Section 3.23      Securities Act    68
Section 3.24      Tax Status    69
Section 3.25      Qualified Assets    69
Section 3.26      Anti-Corruption Laws and Sanctions    69
Section 3.27      Affected Financial Institutions    69
ARTICLE IV CONDITIONS    69
Section 4.01      Effective Date    69
Section 4.02      Each Credit Event    72
ARTICLE V AFFIRMATIVE COVENANTS    73
Section 5.01      Financial Statements and Other Information    73
Credit Agreement

Section 5.02      Notices of Material Events    75
Section 5.03      Existence; Conduct of Business    75
Section 5.04      Payment of Obligations    76
Section 5.05      Maintenance of Properties; Insurance    76
Section 5.06      Books and Records; Inspection    76
Section 5.07      Compliance with Laws    76
Section 5.08      Use of Proceeds    76
Section 5.09      Further Assurances    77
Section 5.10      Tax Treatment    77
ARTICLE VI NEGATIVE COVENANTS    77
Section 6.01      Indebtedness    77
Section 6.02      Liens    77
Section 6.03      Fundamental Changes    78
Section 6.04      [Reserved]    79
Section 6.05      Environmental Liabilities    79
Section 6.06      Transactions with Affiliates    79
Section 6.07      Restrictive Agreements    79
Section 6.08      Fiscal Year; Fiscal Quarters    80
Section 6.09      Employees    80
Section 6.10      ERISA    80
Section 6.11      Change of Control    80
Section 6.12      Certain Financial Covenants    80
ARTICLE VII EVENTS OF DEFAULT    81
Section 7.01      Events of Default    81
Section 7.02      Remedies    85
Section 7.03      Application of Payments    85
ARTICLE VIII THE ADMINISTRATIVE AGENT    86
Section 8.01      Authorization and Action    86
Section 8.02      Administrative Agent’s Reliance, Limitation of Liability, Etc    88
Section 8.03      Posting of Communications    90
Section 8.04      The Administrative Agent Individually    91
Section 8.05      Successor Administrative Agent    91
Credit Agreement

Section 8.06      Acknowledgements of Lenders    92
Section 8.07      Certain ERISA Matters    95
Section 8.08      Borrower Communications    96
ARTICLE IX MISCELLANEOUS    97
Section 9.01      Notices    97
Section 9.02      Waivers; Amendments    99
Section 9.03      Expenses; Limitation of Liability; Indemnity; Damage Waiver    100
Section 9.04      Successors and Assigns    102
Section 9.05      Survival    106
Section 9.06      Counterparts; Integration; Effectiveness; Electronic Execution    106
Section 9.07      Severability    108
Section 9.08      Right of Setoff    108
Section 9.09      Governing Law; Jurisdiction; Service of Process; Etc    108
Section 9.10      WAIVER OF JURY TRIAL    109
Section 9.11      Limitation of Liability    110
Section 9.12      Headings    110
Section 9.13      Confidentiality    110
Section 9.14      Additional Commitments    111
Section 9.15      USA PATRIOT ACT    113
Section 9.16      Material Non-Public Information    113
Section 9.17      Acknowledgement and Consent to Bail-In of Affected Financial Institutions    114
Section 9.18      Interest Rate Limitation    115
Section 9.19      No Fiduciary Duty, Etc    115
Section 9.20      Amendment and Restatement of the Third Amended and Restated Credit Agreement; Consequences of Effective Date    116
Section 9.21      Acknowledgment Regarding Any Supported QFCs    116
ARTICLE X UNENCUMBERED ASSET POOL    117
Section 10.01      Minimum Unencumbered Asset Value    117
Section 10.02      Replacement of Qualified Assets within the Unencumbered Asset Pool    117
Section 10.03      Release of Guarantors    119
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v
ARTICLE XI JOINT AND SEVERAL LIABILITY    119
Section 11.01      Definitions and Background    119
Section 11.02      Rights of the Administrative Agent and Lenders    119
Section 11.03      Obligations of Secondary Obligor to be Absolute    120
Section 11.04      Waivers of Defenses    120
Section 11.05      Impairment of Subrogation Rights    121
Section 11.06      Revival and Reinstatement    122
Section 11.07      Primary Obligor’s Financial Condition    122
Section 11.08      Intent of Waivers    122
Section 11.09      Borrowers Joint and Several    123

SCHEDULE I    -    Commitments
SCHEDULE II    -    Initial Guarantors
SCHEDULE III    -    Subsidiaries
SCHEDULE IV    -    List of Funding Agreements and Other Credit Agreements
SCHEDULE V    -    List of Qualified Assets

EXHIBIT A-1    -    Form of Revolving Credit Note
EXHIBIT A-2    -    Form of Term Loan Note
EXHIBIT B    -    [Reserved]
EXHIBIT C    -    Form of Assignment and Assumption
EXHIBIT D    -    Form of Compliance Certificate, together with Schedule 1 (Form of Borrowing Base Certificate)
EXHIBIT E    -    [Reserved]
EXHIBIT F    -    Form of Borrower Administrative Questionnaire
EXHIBIT G    -    [Reserved]
EXHIBIT H    -    Form of Affiliate Guaranty
EXHIBIT I-1     -    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-2     -    U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-3     -    U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-4     -    U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Credit Agreement

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of March 12, 2026, between JLL INCOME PROPERTY TRUST, INC., a Maryland corporation (the “REIT Borrower”), JLLIPT Holdings LP, a Delaware limited partnership (the “Non-REIT Borrower”; the REIT Borrower and the Non-REIT Borrower, each a “Borrower” and jointly and severally, the “Borrower”) the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent on behalf of the Lenders (as defined herein) (in such capacity, together with any successor and assign in such capacity, the “Administrative Agent”).
The REIT Borrower, certain Lenders and the Administrative Agent were parties to (a) an Amended and Restated Credit Agreement dated as of December 12, 2018 (the “Original Credit Agreement”), which Original Credit Agreement provided, among other things, for (i) revolving credit commitments in an aggregate principal or face amount not exceeding $300,000,000 and (ii) term loans in an aggregate principal or face amount not exceeding $100,000,000,(b) a Second Amended and Restated Credit Agreement dated as of May 24, 2021 (the “Second Amended and Restated Credit Agreement”), which Second Amended and Restated Credit Agreement amended and restated the Original Credit Agreement in its entirety and provided, among other things, for (i) revolving credit commitments in an aggregate principal or face amount not exceeding $415,000,000 and (ii) term loans in an aggregate principal or face amount not exceeding $235,000,000, and (c) a Third Amended and Restated Credit Agreement dated as of April 28, 2022 (the “Third Amended and Restated Credit Agreement”), which Third Amended and Restated Credit Agreement amended and restated the Second Amended and Restated Credit Agreement in its entirety and provided, among other things, for (i) revolving credit commitments in an aggregate principal or face amount not exceeding $600,000,000 as such amounts may be increased or reduced in accordance with the Third Amendment and Restated Credit Agreement, and (ii) term loans in an aggregate principal or face amount not exceeding $400,000,000 at any one time outstanding.
The Borrower Parties (as hereinafter defined) have requested that the Third Amended and Restated Credit Agreement be amended and restated in its entirety to, among other things, reflect certain modifications thereto and for Lenders (as hereinafter defined) to extend (i) revolving credit commitments to the Borrower in an aggregate principal or face amount not exceeding $600,000,000 as such amounts may be increased or reduced in accordance with this Agreement, and (ii) term loans to the Borrower in an aggregate principal or face amount not exceeding $400,000,000 at any one time outstanding. The Lenders are prepared to amend and restate the Third Amended and Restated Credit Agreement and extend such credit upon the terms and conditions hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Third Amended and Restated Credit Agreement in its entirety effective as of the Effective Date (as hereinafter defined) to read as follows:
Credit Agreement

Article I

DEFINITIONS
Section 1.01     Defined Terms.
As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceleration” has the meaning assigned to it in Section 7.01.
“Accepting Lender” has the meaning assigned to it in Section 9.14(b).
“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Affiliate Guaranty.
“Act” has the meaning assigned to it in Section 9.15.
“Additional Commitment Amount” has the meaning assigned to it in Section 9.14.
“Additional Commitment Notice” has the meaning assigned to it in Section 9.14(b).
“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder, or any successor Administrative Agent appointed pursuant to Article VIII.
“Administrative Agent’s Account” means an account designated by the Administrative Agent in a notice to Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliate Guaranty” means the credit guaranty substantially in the form of Exhibit H executed and delivered by the Guarantors in favor of the Administrative Agent (on
Credit Agreement

behalf of the Lenders) pursuant to Sections 4.01(h) and Article X, as may be Modified from time to time.
“Agent-Related Person” has the meaning assigned to it in Section 9.03(d).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 6:00 a.m. New York City time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“Alternative Investments” means Assets that do not represent direct or indirect investments (through joint ventures or otherwise) in private Projects, including investments in (i) property debt instruments of Persons in which the Borrower does not have an equity or debt ownership interest, (ii) public company equity or debt securities or (iii) equity or debt securities issued by a private company that is substantially engaged in an operating business (other than any such Person that is controlled by the Borrower); provided that Alternative Investments shall not include Assets that are (x) participating mortgages granted by a non-public Person or (y) debt instruments that are convertible to equity at the option of the Borrower.
“Ancillary Document” has the meaning assigned to it in Section 9.06(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.
“Applicable Parties” has the meaning assigned to it in Section 8.03(c).
“Applicable Percentage” means, (a) with respect to any Revolving Credit Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment and (b) with respect to any Term
Credit Agreement

Loan Lender, the percentage of the total outstanding Term Loans held by such Lender; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total outstanding Term Loans (disregarding any Defaulting Lender’s outstanding Term Loans) represented by such Lender’s outstanding Term Loans. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages for Revolving Credit Lenders shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day:
(a)    with respect to any ABR Revolving Loan, Term Benchmark Revolving Loan or RFR Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread (Revolving)” or “Term Benchmark and RFR Loan Spread (Revolving)”, as the case may be, based upon the applicable Total Leverage Ratio on such date:

Total Leverage Ratio:	Term Benchmark and RFR Loan Spread (Revolving)	ABR Spread (Revolving)
< 35%	125 bps	25 bps
> 35% and < 40%	130 bps	30 bps
> 40% and < 45%	145 bps	45 bps
>45% and < 50%	155 bps	55 bps
> 50% and < 55%	175 bps	75 bps
> 55% and < 60%	195 bps	95 bps

(b)    with respect to any ABR Term Loan or Term Benchmark Term Loan or RFR Term Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread (Term)” or “Term Benchmark and RFR Loan Spread (Term)”, as the case may be, based upon the applicable Total Leverage Ratio on such date:

Total Leverage Ratio:	Term Benchmark and RFR Loan Spread (Term)	ABR Spread (Term)
< 35%	120 bps	20 bps
> 35% and < 40%	125 bps	25 bps
> 40% and < 45%	140 bps	40 bps
> 45% and < 50%	150 bps	50 bps
> 50% and < 55%	170 bps	70 bps
> 55% and < 60%	190 bps	90 bps

The Applicable Rates shall be determined in accordance with the foregoing tables based on the most recent Financial Statements delivered pursuant to Section 5.01(a) or (c).
Credit Agreement

Adjustments, if any, to the Applicable Rates shall be effective on the third Business Day following the date that the Administrative Agent has received the applicable Financial Statements. If the Borrower fails to deliver the Financial Statements to the Administrative Agent at the time required pursuant to Section 5.01(a) or (c), then the applicable margins shall be the highest applicable margins set forth in the foregoing tables until the date that such Financial Statements are so delivered. The Applicable Rate is subject to increase by 20 bps during any Leverage Step Up Period.
“Approved Borrower Portal” has the meaning assigned to it in Section 8.08(a).
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Uses” has the meaning assigned to it in Section 2.19.
“Arranger” means, collectively, JPMorgan, Capital One, National Association, BofA Securities, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC, and their respective Affiliates.
“Asset” means, with respect to any Borrower Party, any Exchange Property Owner or any Exchange Fee Titleholder, any individual real property or other investment asset (or related group of assets which is treated by the Borrower as a single investment) owned directly or indirectly by such Borrower Party, Exchange Property Owner or Exchange Fee Titleholder from time to time.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit C or any other customary form (including electronic records generated by the use of an electronic platform) reasonably approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Credit Commitments.
“Available Commitment” means, as of any date, the lesser of (a) the Maximum Revolving Credit Loan Amount and (b) the maximum amount that will result in compliance with the Financial Covenants after giving effect to a requested Revolving Credit Loan (and taking into consideration the amount of outstanding Term Loans).
Credit Agreement

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to or approval of any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then
Credit Agreement

“Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the Daily Simple SOFR; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the
Credit Agreement

administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component
Credit Agreement

thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for
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purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning assigned to it in the Preamble.
“Borrower Communications” has the meaning assigned to it in Section 8.08(c).
“Borrower Party” means each of Borrower and the Guarantors.
“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent.
“Borrowing Base Certificate” has the meaning assigned to it in Section 5.01(f).
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Law” means the occurrence after the date of this Agreement (or with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that,
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notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any one, or both, of the following events:
(a) during any twelve (12) month period on or after the Effective Date, individuals who at the beginning of such period constituted the Board of Directors (the “Board of Directors”) (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of Borrower was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the members of the Board of Directors then in office; and/or
(b) any Person or group (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan of such Person or its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least thirty percent (30%).
“Charges” has the meaning assigned to it in Section 9.17.
“Class” has the meaning assigned to it in Section 1.02.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitments” means the Revolving Credit Commitments and the Term Loan Commitments.
“Communications” has the meaning assigned to it in Section 9.01(d).
“Compliance Certificate” has the meaning assigned to it in Section 5.01(e).
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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Group” means the Borrower and all Subsidiaries which are required to be consolidated with them for financial reporting purposes under GAAP.
“Constituent Documents” means, with respect to any entity, its constituent, governing or organizational documents, including (a) in the case of a limited partnership, its certificate of limited partnership and its limited partnership agreement, (b) in the case of a limited liability company, its certificate of formation or organization and its operating agreement or limited liability company agreement, and (c) in the case of a corporation, its articles or certificate of incorporation and its by-laws.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlling Joint Venture” means each joint venture in which the Borrower holds 65% or greater ownership interests and Control over all major financial and operating decisions (including sale and refinance) and capital planning.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.21.
“Credit Party” means the Administrative Agent or any other Lender.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding
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such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website. If the Daily Simple SOFR rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) [Intentionally Deleted] or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or the Borrower’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) [Intentionally Deleted] or (e) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21) upon delivery of written notice of such determination to the Borrower and each Lender (other than any Lender subject to a Bankruptcy Event).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
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“Dollars” or “$” refers to lawful money of the United States of America.
“EBITDA” means, as of any date of determination, an amount equal to (x) the Borrower’s net operating income for the most recent fiscal quarter ending on or most recently ended prior to such date, annualized plus (y) without duplication, if any Qualified Asset included in the calculation of the Unencumbered Asset Value shall have been acquired during such fiscal quarter, the budgeted annual net operating income for such Qualified Asset; provided that, to the extent any amounts pursuant to clause (y) shall be included in the calculation of EBITDA in connection with determining compliance with any provision of this Agreement, Borrower shall set forth in the Compliance Certificate or Borrowing Base Certificate, as applicable, delivered to Administrative Agent for the applicable period of determination, the name of the Qualified Asset and the corresponding amount so included and minus (z) any advisory fees or Borrower level expenses otherwise included in the Borrower’s net operating income. Notwithstanding anything to the contrary contained herein, the calculation of EBITDA with respect to any Subsidiaries of the Borrower that are not Wholly-Owned Subsidiaries or any non-wholly owned Exchange Fee Titleholder or Exchange Property Owners shall be determined on an ‘at share’ basis.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date of this Agreement.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Mortgage Receivable” means, as of any date of determination, as applicable, any Mortgage Receivable owed to the Borrower or a Guarantor which satisfies the following conditions:
(a)such Mortgage Receivable is one hundred percent (100%) owned by the Borrower or a Qualified SPE (as defined below) and in the case of a Mortgage Receivable owned by a Qualified SPE, such Qualified SPE provides a guaranty;
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(b)such Mortgage Receivable is secured by a first Lien on a Target Property Type located within one of the 48 contiguous states of the United States, the District of Columbia, Alaska or Hawaii that has received a certificate of occupancy;
(c)the loan documents pertaining to the mortgage, deed of trust or deed to secure debt are governed by the law of a state of the United States;
(d)(i) neither the Borrower’s beneficial ownership interest, directly or indirectly, in any such Subsidiary, nor the Mortgage Receivable is subject to any Lien (other than Permitted Encumbrances) or to any Negative Pledge (other than in favor of the Lenders pursuant to the Loan Documents) and (ii) Borrower or the applicable Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Mortgage Receivable and to create a Lien on such Mortgage Receivable as security for Indebtedness;
(e)the real property securing such Mortgage Receivable is free of all material structural defects, material title defects, material mechanical defects, material architectural defects, conditions that could give rise to a material environmental claim or other adverse physical matters not covered by insurance or for which no reserves have been established and which, individually or collectively, materially impair the value of such real property; and
(f)the real property securing such Mortgage Receivable is appropriately insured (including casualty, liability and, as applicable, wind, earthquake, environmental and flood insurance).
“Eligible Other Debt Receivable” means, as of any date of determination, as applicable, any Other Debt Receivable owed to the Borrower or a Guarantor which satisfies the following conditions:
(a)such Other Debt Receivable is one hundred percent (100%) owned by the Borrower or a Qualified SPE and in the case of an Other Debt Receivable owned by a Qualified SPE, such Qualified SPE provides a guaranty;
(b)such Other Debt Receivable is secured by a first Lien on a Target Property Type located within one of the 48 contiguous states of the United States, the District of Columbia, Alaska or Hawaii that has received a certificate of occupancy;
(c)the loan documents pertaining to the mortgage, deed of trust or deed to secure debt or mezzanine loan are governed by the law of a state of the United States;
(d)(i) neither the Borrower’s beneficial ownership interest, directly or indirectly, in any such Subsidiary, nor the Other Debt Receivable is subject to any Lien (other than Permitted Encumbrances) or to any Negative Pledge (other than in favor of the Lenders pursuant to the Loan Documents) and (ii) Borrower or the applicable Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Other Debt Receivable and to create a Lien on such Other Debt Receivable as security for Indebtedness;
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(e)the real property securing, directly or indirectly, such Other Debt Receivable is free of all material structural defects, material title defects, material mechanical defects, material architectural defects, conditions that could give rise to a material environmental claim or other adverse physical matters not covered by insurance or for which no reserves have been established and which, individually or collectively, materially impair the value of such real property; and
(f)the real property securing, directly or indirectly. such Other Debt Receivable is appropriately insured (including casualty, liability and, as applicable, wind, earthquake, environmental and flood insurance).
“Environmental Laws” means all applicable and binding laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or material agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Guarantors or any of their Subsidiaries resulting from or based upon (a) a material violation of any Environmental Law, (b) the material generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials in material violation of any Environmental Law, (c)  the material release or threatened material release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which material liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of common stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned to it in Section 7.01.
“Exchange Beneficial Interest” means a beneficial interest in a Delaware statutory trust that owns Exchange Property.
“Exchange Fee Titleholder” means the entity which is the owner of an Asset pursuant to an exchange that qualifies, qualified, or is intended to qualify, as an exchange under
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Section 1031 of the Code, which Asset is master leased to a Subsidiary of Borrower during the period before the exchange is either completed or fails.
“Exchange Program” means the program whereby Affiliates of Borrower will cause (a)(i) the formation of a Delaware statutory trust which will receive contributions of Assets from the Borrower or an Affiliate of the Borrower or acquire Assets from third parties, in each case which Assets will become Exchange Properties upon addition to the Exchange Program, and (ii) the sale of beneficial ownership interests in such Delaware statutory trust to Exchange Property Investors or (b) the sale of tenant in common interests in Assets owned by the Borrower or an Affiliate of the Borrower to Exchange Property Investors, and in each case will master lease such Exchange Properties to an Affiliate of Borrower (which master leases may be guaranteed by Borrower).
“Exchange Property” means an Asset owned directly or indirectly by a Delaware statutory trust or TIC Owners in connection with the Exchange Program, provided that any such Asset shall constitute an Exchange Property only so long as it is master leased to an Affiliate of Borrower which master lease may be guaranteed by Borrower.
“Exchange Property Investor” means any owner of an Exchange Beneficial Interest or owners of tenant in common interests in Assets (“TIC Owners”).
“Exchange Property Master Lease” means a Master Lease pursuant to which an Exchange Property is master leased to an Affiliate of Borrower.
“Exchange Property Owner” means the Delaware statutory trust or TIC Owners owning directly or indirectly an Exchange Property.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)(iii)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Sections 2.16(f) and (g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Facility” means each of (a) the Term Loan Commitments and the Term Loans made hereunder (the “Term Facility”) and (b) the Revolving Credit Commitments and the
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Revolving Credit Loans made hereunder (the “Revolving Facility”), and collectively, the “Facilities”.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means collectively (i) that certain letter agreement, dated as of January 28, 2026, among the Borrower and the Administrative Agent, pursuant to which Borrower agreed to pay certain fees to the Administrative Agent and JPMorgan, in its capacity as an Arranger; (ii) that certain letter agreement, dated as of February 25, 2026, among the Borrower and PNC Bank, National Association and PNC Capital Markets LLC, pursuant to which Borrower has agreed to pay certain fees to PNC Capital Markets LLC, in its capacity as an Arranger, (iii) that certain letter agreement, dated as of March 12, 2026, among the Borrower and Capital One, National Association, pursuant to which Borrower has agreed to pay certain fees to Capital One, National Association , in its capacity as an Arranger, (iv) that certain letter agreement, dated as of March 2, 2026, among the Borrower, Bank of America, N.A. and BofA Securities, Inc., pursuant to which Borrower agreed to pay certain fees to BofA Securities, Inc., in its capacity as an Arranger and (v) that certain letter agreement, dated as of March 12, 2026, among the Borrower, Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC, pursuant to which Borrower agreed to pay certain fees to Wells Fargo Securities, LLC, in its capacity as an Arranger.
“Financial Covenants” has the meaning assigned to it in Section 6.12.
“Financial Statements” has the meaning assigned to it in Section 5.01(d).
“Fixed Charges Ratio” means, as at any date, the ratio of (a) EBITDA calculated as at such date to (b) Interest Expense (as such term is reported on Borrower’s financial statements) plus scheduled amortization (excluding balloon payments due at maturity) on Total Outstanding Indebtedness for the most recent fiscal quarter ending on or most recently ended prior to such date, annualized; provided that, with respect to such scheduled amortization
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amounts, Borrower shall set forth in the Compliance Certificate or Borrowing Base Certificate, as applicable, delivered to Administrative Agent for the applicable period of determination: the name, and corresponding amount of amortization included in the calculation of Fixed Charges Ratio; provided further that, notwithstanding anything to the contrary contained herein, any calculation of Interest Expense or scheduled amortization with respect to any Subsidiaries of Borrower that are not Wholly-Owned Subsidiaries shall be determined on an ‘at share’ basis.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or the Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Term SOFR Rate and the Daily Simple SOFR is 0.00%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Fund Entity” means the Borrower and each direct or indirect Subsidiary of Borrower.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantors” means, jointly and severally, (i) any Initial Guarantors and (ii) any Supplemental Guarantors, as the same may exist from time to time (until any such Initial Guarantor or Supplemental Guarantor is released pursuant to the terms hereof).
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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others or performance of obligations, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations under or in respect of Swap Agreements, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (l) all obligations under master leases and purchase obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, accrued offering costs shall not constitute Indebtedness. Notwithstanding the foregoing, Indebtedness shall not include (a) any liability under an Exchange Property Master Lease (including any guaranty thereof by the Borrower) that would otherwise constitute indebtedness for the purposes of GAAP, (b) any Indebtedness associated with or attributed to an Exchange Property, other than the Consolidated Group’s pro rata share (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner or the tenant in common interests that are owned by the Consolidated Group) of such Indebtedness or (c) any “non-existent” financial obligation liability in respect of an Exchange Property added to the Borrower’s balance sheet that would otherwise constitute indebtedness for the purposes of GAAP.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Borrower Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning assigned to it in Section 9.03(b).
“Individual Unencumbered Asset Value” has the meaning assigned to it in the definition of Unencumbered Asset Value.
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“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.
“Information” has the meaning assigned to it in Section 9.13.
“Initial Guarantors” means those Persons as set forth on Schedule II.
“Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.07.
“Interest Payment Date” means the fifth (5th) day of each month and the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investors” means, from time to time, each of the investors of Borrower.
“IRS” means the United States Internal Revenue Service.
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
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“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).
“Lenders” means the Revolving Credit Lenders and the Term Loan Lenders.
“Leverage Step Up Period” has the meaning assigned to it in Section 6.12(e).
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, or any other type of preferential arrangement that has the practical effect of creating a security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means, collectively, this Agreement, the Notes, the Affiliate Guaranty, the Fee Letter and each other agreement, instrument or document required to be executed and delivered in connection with the Loans, together with any renewals, extensions, amendments or modifications thereof.
“Loans” means the Revolving Credit Loans and the Term Loans.
“Majority Facility Lenders” means, with respect to either Facility, the holders of more than 50% of the total Term Loan Exposures or the total Revolving Credit Commitments, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, after any termination of the Revolving Credit Commitments, the holders of more than 50% of the total Revolving Credit Exposures); provided that, in the event any Revolving Credit Lender shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Majority Facility Lenders” under the Revolving Facility means Lenders (excluding all Defaulting Lenders) having more than 50% of the total Revolving Credit Commitments (or total Revolving Credit Exposures) outstanding under the Revolving Facility (excluding Revolving Credit Commitments and Revolving Credit Exposures of all Defaulting Lenders); provided that for the purpose of determining the Majority Facility Lenders needed for any waiver, amendment, modification or consent, (i) any Lender that is a Borrower Party, or any Affiliate of the Borrower Parties shall be disregarded and (ii) so long as there are only two (2) Lenders who are not Defaulting Lenders at such time with respect to the Facility then subject to such waiver, amendment, modification or consent, “Majority Facility Lenders” shall be deemed to mean both such Lenders.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operating or financial condition of Borrower and its Subsidiaries taken as a whole, (b) the
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ability of any Borrower Party to perform any of its respective obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the validity or enforceability of any of the Loan Documents or the rights of or benefits available to the Administrative Agent and the Lenders under this Agreement or any of the other Loan Documents.
“Material Acquisition” mean an acquisition of assets with a total cost that is more than ten percent (10%) of the Total Asset Value based on the most recent Compliance Certificate submitted prior to such acquisition.
“Material Amendment” means an amendment, modification, termination, waiver or change that (i) in the case of any Borrower Party, could reasonably be expected to materially and adversely affect the rights, remedies, security interests or liens of the Lenders or the Administrative Agent, (ii) in the case of any Borrower Party, would affect the ability of the Borrower Parties to enter into indebtedness (including leverage limitations and indebtedness limitations as set forth in the Borrower’s Constituent Documents), (iii) in the case of the Borrower, would affect the Borrower’s investment restrictions in any material respect or (iv) in the case of the Borrower, would modify the Valuation Guideline.
“Maturity Date” means March 13, 2028 with respect to the Revolving Facility and the Term Facility, as such date may be extended with respect to the Revolving Facility and/or the Term Facility in accordance with Section 2.08(e) (or such earlier date as the Loans shall have been accelerated in accordance with the terms hereof).
“Maximum Rate” has the meaning assigned to it in Section 9.18.
“Maximum Revolving Credit Loan Amount” means, from time to time the aggregate of all Revolving Credit Commitments, as such Revolving Credit Commitments may be reduced at Borrower’s option pursuant to Section 2.08 or increased pursuant to Section 9.14.
“Modifications” means any amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions thereof from time to time; “Modify”, “Modified”, or related words shall have meanings correlative thereto.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage Receivable” means the principal amount of an obligation owing to the Borrower or any Subsidiary of the Borrower that is secured by a first priority mortgage, deed of trust, deed to secure debt or other similar security interest made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness of which (x) Borrower or other Subsidiary is the holder and retains the rights of collection of all payments thereunder, and (y) the mortgagor or grantor with respect to such Mortgage Receivable is not delinquent sixty (60) days or more in interest or principal payments due thereunder.
“Negative Pledge” has the meaning assigned to it in Section 6.07.
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“Net Asset Value” means, the net asset value of the Borrower’s assets determined in accordance with the Valuation Guidelines.
“Non-Recourse” means, with reference to any obligation or liability, any obligations or liability for which a Person, as obligor thereunder, is not liable or obligated other than as to such Person’s interest in a specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as, but not limited to, fraud, misappropriation, misapplication, environmental indemnities, and completion obligations as to construction or development, in each case, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.
“Non-Recourse Party” has the meaning assigned to it in Section 9.11.
“Non-REIT Borrower” has the meaning assigned to it in the Preamble.
“Notes” means the Revolving Credit Notes and the Term Loan Notes.
“NYC Retail Fund” shall mean the Borrower’s investment in MADISON NYC CORE RETAIL PARTNERS, LP fund.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against such Borrower Party of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Borrower Party, in each case, under any Loan Document to which such Borrower Party is a party and (b) the obligation of any Borrower Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect in accordance with the Loan Documents to pay or advance on behalf of such Borrower Party.
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“144A Securities” means securities issued pursuant to Rule 144A under the Securities Act of 1933, as amended.
“Original Credit Agreement” has the meaning assigned to it in the recitals.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Debt Receivable” means the principal amount of an obligation owing to the Borrower or any Subsidiary of the Borrower that is secured by second priority mortgage, deed of trust, deed to secure debt, mezzanine loan or other similar security interest made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness of which (x) Borrower or other Subsidiary is the holder and retains the rights of collection of all payments thereunder, and (y) the mortgagor or grantor with respect to such Other Debt Receivable is not delinquent sixty (60) days or more in interest or principal payments due thereunder.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)(iii)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight term benchmark borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant” has the meaning assigned to it in Section 9.04.
“Participant Register” has the meaning assigned to it in Section 9.04(e).
“Payment” has the meaning assigned to it in Section 8.06(c).
“Payment Notice” has the meaning assigned to it in Section 8.06(c).
“Permitted Encumbrances” means:
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(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b) Liens of carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;
(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(j) or Liens on cash and cash equivalents securing obligations with respect to letters of credit that support any such judgments;
(f) easements, zoning restrictions, rights of way, covenants and restrictions and similar encumbrances on real property imposed by law or Governmental Authority or existing at the time such real property was acquired by a Borrower Party or arising in the ordinary course of business, in each case, that do not secure any monetary obligations and do not materially diminish the value of the affected property or materially interfere with the ordinary conduct of business of such Borrower Party;

(g) assignments of past due receivables for collection purposes only;

(h) leases or subleases granted in the ordinary course of business; and

(i) Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness (other than as permitted in clause (e) above).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulation.
“Plan Asset Regulation” means Department of Labor Regulation Section 2510.3-101, 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.
“Prepayment Trigger Date” has the meaning assigned to it in Section 2.10(b)(i).
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“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Process Agent” has the meaning assigned to it in Section 9.09(d).
“Project” has the meaning assigned to it in the definition of “Qualified Assets”.
“Proposed Modification” has the meaning assigned to it in Section 6.03(b).
“Proposed Modification Notice” has the meaning assigned to it in Section 6.03(b).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.21.
“Qualified Assets” shall mean each real estate Asset (each, a “Project”) accepted as a Qualified Asset on the Effective Date or otherwise pursuant to Article X (and which has not been subsequently removed pursuant to Article X) and satisfies all of the following requirements:
(a) Such Project is of a Target Property Type located within one of the 48 contiguous states of the United States, the District of Columbia, Alaska or Hawaii;
(b) Such Project is Wholly-Owned by Borrower or a Subsidiary Owner which has good fee or permitted ground leasehold title to the Project, and in the case of a Project owned by a Subsidiary Owner, the applicable Guarantor provides a Guaranty as provided in Section 10.02;
(c) Such Project is subject to no Lien (other than Permitted Encumbrances) and with respect to which the applicable Subsidiary Owner has no secured or unsecured Indebtedness
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(other than current trade payables and pari passu or subordinate unsecured guarantees of other indebtedness permitted in accordance with the Section 6.12);
(d) Such Project is not subject to any agreement which prohibits or limits the ability of the Borrower or any Subsidiary Owner to create or incur any Lien (other than Permitted Encumbrances) upon such Project, including, without limitation, a Negative Pledge or similar covenant or restriction;
(e) Such Project is not subject to any agreement which entitles any entity to the benefit of any Lien (other than Permitted Encumbrances) on such Projects upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause);
(f) Such Project has no material recognized environmental condition except for conditions which are not individually or collectively reasonably likely to result in a property-level material adverse effect;
(g) Such Project is in material compliance with all laws, regulations and orders of any governmental authority applicable to it (including all applicable zoning laws) except for any non-compliance which is not individually or collectively reasonably likely to result in a property-level material adverse effect;
(h) At least 70% of the net lettable area of such Project is leased, provided that such 70% test shall not need to be satisfied so long as the (a) the amount obtained by adding together the following amounts obtained for each Qualified Asset then in the Unencumbered Asset Pool (and including any Project then being proposed for inclusion in the Unencumbered Asset Pool): (i) the Individual Unencumbered Asset Value for a Project multiplied by (ii) such Project’s percentage leased net lettable area divided by (b) the then Unencumbered Asset Value for the Unencumbered Asset Pool (and including any Project then being proposed for inclusion in the Unencumbered Asset Pool), is at least 80%;
(i) Such Project is not an Alternative Investment nor a Value Add Investment; and
(j) Such Project has been designated as a “Qualified Asset” on Schedule V or in a subsequent Borrowing Base Certificate and in either event has not been removed as a Qualified Asset pursuant to Article X.
Upon any Qualified Asset ceasing to qualify as a Qualified Asset for any reason, such Qualified Asset shall no longer be included in the calculation of the Unencumbered Asset Value. For the avoidance of confusion, none of the required criteria set forth above for Qualified Assets shall be deemed modified or waived to the extent of any representation, warranty or covenant contained in this Agreement which may be broader in scope as applied to the Borrower Parties, their Subsidiaries or their properties generally.
“Qualified SPE” has the meaning assigned to it in the definition of “Subsidiary Owner”.
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“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Recourse” means, with reference to any obligation or liability, any direct or indirect liability or obligation that is not Non-Recourse to the obligor thereunder. For purposes hereof, a Person shall not be deemed to be “indirectly” liable for the liabilities or obligations of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor’s liabilities or obligations (e.g., by reason of a guaranty or contribution obligations, by operation of law or by reason of such Person being a general partner of such obligor).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 6:00 a.m. (New York City time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning assigned to it in Section 9.04(c).
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under Sections 856-859 of the Code.
“REIT Borrower” has the meaning assigned to it in the Preamble.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or, in each case, any successor thereto.
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“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Daily Simple SOFR, as applicable.
“REOC” means a “real estate operating company” within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulation.
“Required Lenders” means, at any time, the Administrative Agent and Lenders who are not Defaulting Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments of Lenders (excluding Defaulting Lenders) at such time; provided that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, (i) any Lender that is a Borrower Party, or any Affiliate of the Borrower Parties shall be disregarded and (ii) so long as there are only two (2) Lenders who are not Defaulting Lenders at such time, “Required Lenders” shall be deemed to mean both such Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, (a) in the case of a corporation, its chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller, general counsel or the equivalent of any of the foregoing (other than a secretary or assistant secretary except for purposes of delivering incumbency certificates), and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be any secretary or assistant secretary or the equivalent thereof; (b) in the case of a limited partnership, any officer of its general partner or ultimate general partner, as the case may be, or any officer of an entity that has authority to act on behalf of such general partner or ultimate general partner, acting on behalf of the general partner or ultimate general partner in its capacity as such of the limited partnership; or (c) in the case of a limited liability company, its chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller, general counsel or the equivalent of any of the foregoing (other than a secretary or assistant secretary except for purposes of delivering incumbency certificates), and, in any case where two Responsible Officers are acting on behalf of such limited liability company, the second such Responsible Officer may be any secretary or assistant secretary or the equivalent thereof, any manager or managing member, in its capacity as manager or managing member of such limited liability company; and (d) solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Borrowers so designated by any of the foregoing officers in a notice to Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
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“Restricted Payment” means partnership or other organizational distributions or dividends of any Borrower Party (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any membership interest or partnership interest (whether general or limited) in a Borrower Party or of any warrants, options or other rights to acquire any such partnership interest (or to make any payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to fair market or equity value of a Borrower Party or any Subsidiary).
“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 9.14 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Credit Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The original aggregate principal amount of the Revolving Credit Commitments is $600,000,000.
“Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Revolving Credit Lender’s Loans.
“Revolving Credit Lenders” means the Persons having Revolving Credit Commitments listed on Schedule I and any other Person that shall hold Revolving Credit Loans and Revolving Credit Commitments after giving effect to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Revolving Credit Loans” means the loans made by the Lenders to the Borrowers pursuant to Section 2.01(a) of this Agreement.
“Revolving Credit Notes” means the promissory notes for Revolving Credit Loans provided for in Section 2.09(f) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.
“Revolving Facility” has the meaning assigned to it in the definition of “Facility”.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple SOFR.
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“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran and North Korea).
“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries located or conducts business, (b) in which any of the proceeds of the extensions of credit under this Agreement will be used, or (c) from which repayment of the extensions of credit under this Agreement will be derived, (b) any Person operating from, or organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (for purposes of defining a Sanctioned Person, as ownership and control are defined and/or established in and/or by any applicable laws, rules, regulations, or orders).
“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.
“SEC” means the Securities and Exchange Commission of the United State of America.
“Second Amended and Restated Credit Agreement” has the meaning assigned to it in the recitals.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning assigned to it in the definition of “Daily Simple SOFR”.
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“SOFR Rate Day” has the meaning assigned to it in the definition of “Daily Simple SOFR”.
“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of Borrower.
“Subsidiary Owner” means a Wholly-Owned Subsidiary of Borrower (a “Qualified SPE”) which has good fee or permitted leasehold title to Qualified Asset.
“Supplemental Guarantor” shall mean each Person that, after the date hereof, executes an Accession Agreement to become party to the Affiliate Guaranty and delivers each of the other documents, and satisfies the other conditions, required under Section 2.20 of this Agreement.
“Supported QFC” has the meaning assigned to it in Section 9.21.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions. For purposes hereof, the credit exposure at any time of any Person under a Swap Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating
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credit exposure under similar arrangements as reasonably prescribed from time to time by the Administrative Agent, taking into account (a) potential interest rate movements, (b) the respective termination provisions, (c) the notional principal amount and term of such Swap Agreement and (d) any provisions providing for the netting of amounts payable by and to a Person thereunder (or simultaneous payments of amounts by and to such Person); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Syndication Agents” means, collectively, JPMorgan, Capital One, National Association, BofA Securities, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC, and their respective Affiliates.
“Target Property Types” means each of the following property types (with each such classification reasonably determined by the Borrower): industrial, single family rental, multi-family, office, self-storage and retail and, for the avoidance of doubt, Target Property Types (i) shall include such property types if they have a garage and (ii) shall not be deemed to include any hotel properties or any property that is an Alternative Investment or a Value Add Investment.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.
“Term Facility” has the meaning assigned to it in the definition of “Facility”.
“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans, as such commitment may be (a) increased from time to time pursuant to Section 9.14 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The original aggregate principal amount of the Term Loan Commitments is $400,000,000.00.
“Term Loan Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Term Loans.
“Term Loan Lenders” means the Persons having Term Loan Commitments listed on Schedule I and any other Person that shall hold Term Loans after giving effect to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
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“Term Loan Notes” means the promissory notes provided for Term Loans in Section 2.09(f) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.
“Term Loans” means the loans made by the Lenders to the Borrowers pursuant to Section 2.01(b) of this Agreement.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 6:00 a.m., New York City time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. If the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Third Amended and Restated Credit Agreement” has the meaning assigned to it in the recitals.
“TIC Owners” has the meaning assigned to it in the definition of “Exchange Property Investor”.
“Total Assets” means, as at any date, the aggregate value of all assets of the Borrower, including on a consolidated basis, any Subsidiaries of the Borrower, as determined by the Borrower in accordance with Borrower’s ordinary course of business and in accordance with the Valuation Guidelines, but not in excess of the “as is” value of any asset determined pursuant to a third party appraisal performed by a third party appraiser retained by Borrower in Borrower’s reasonable discretion, provided that all such appraisals must contain an “as is” valuation. Notwithstanding anything to the contrary contained herein, (x) any calculation of
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Total Assets with respect to any Subsidiaries of Borrower that are not Wholly-Owned Subsidiaries shall be determined on an ‘at share’ basis and (y) any calculation of Total Assets shall exclude the value of assets of any Exchange Property Owner or Exchange Fee Titleholder other than the Borrower’s pro rata share therein (corresponding to the pro rata share of the Exchange Fee Titleholder, Exchange Beneficial Interests in the Exchange Property Owner or the tenant in common interests that are owned by the Borrower).
“Total Asset Value” means, as at any date, (a) Total Assets, including the GAAP book value of Mortgage Receivables and Other Debt Receivables, minus (b) an amount equal to any value (determined in the same manner as described in the definition of “Total Assets”) relating to any portion of Total Assets owned by a Subsidiary of Borrower, which Subsidiary is subject to any of the types of events referred to in Section 7.01 clauses (f) (with respect to Indebtedness that is Recourse to such Subsidiary), (g), (h), (i) or (j) (with respect to judgments against such Subsidiary); provided that, notwithstanding anything to the contrary contained herein, (i) any such calculation pursuant to the foregoing clause (b) with respect to any Subsidiaries of Borrower that are not Wholly-Owned Subsidiaries shall be determined on an ‘at share’ basis, (ii) the maximum aggregate amount of Mortgage Receivables and Other Debt Receivables shall not exceed 15% of Total Asset Value, and (iii) any such calculation pursuant to the foregoing clause (a) shall exclude the value of any assets that are purchased in excess of the Maximum Permitted Investments covenant limit set forth in Section 6.12(k).
“Total Leverage Ratio” means, as at any date, the percentage obtained by dividing Total Outstanding Indebtedness by the Total Asset Value.
“Total Outstanding Indebtedness” means, as at any date, the principal amount of aggregate outstanding Indebtedness of Borrower and its Subsidiaries (as reported in the then current Financial Statements of Borrower on a consolidated basis, without regard to the market value adjustment included therein and without duplication).
“Total Secured Debt Ratio” means, as at any date, the percentage obtained by dividing the Total Secured Indebtedness by Total Asset Value.
“Total Secured Indebtedness” means, as at any date, that portion of aggregate outstanding Indebtedness of the Borrower and any Subsidiaries of the Borrower that hold any of the Borrower’s assets (as reported in the then current Financial Statements) that is, without duplication, secured by a Lien, including any Lien resulting from any pledge of the Equity Interests in any Subsidiary of the Borrower. Notwithstanding anything to the contrary contained herein, any calculation of Total Secured Indebtedness with respect to any Subsidiaries of Borrower that are not Wholly-Owned Subsidiaries shall be determined on an ‘at share’ basis.
“Total Secured Recourse Debt Ratio” means, as at any date, the percentage obtained by dividing the Total Secured Recourse Indebtedness by Total Asset Value.
“Total Secured Recourse Indebtedness” means, as at any date, that portion of aggregate Total Secured Indebtedness of the Borrower and any Subsidiaries of the Borrower that
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hold any of the Borrower’s assets (as reported in the then current Financial Statements) that is Recourse to Borrower or such Subsidiary.
“Total Unsecured Indebtedness” means, as at any date, all of the unsecured Indebtedness of Borrower Parties without duplication; and for the purposes hereof such term shall include the aggregate outstanding amount of the Revolving Credit Exposure and Term Loan Exposure of the Lenders on such date.
“Transactions” means the execution, delivery and performance by the Borrower Parties of this Agreement and the other Loan Documents to which they are a party, the borrowing of Loans, the use of the proceeds thereof.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the Alternate Base Rate or, if applicable, Daily Simple SOFR.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unencumbered Asset Pool” means (i) the Qualified Assets and (ii) 90% or greater owned and controlled (including the unilateral right to sell and encumber the underlying asset) joint ventures that would otherwise qualify as Qualified Assets but for such asset being a joint venture (the “JV Assets”), in each case listed on Schedule V attached hereto, as the same may be modified in accordance with the terms thereof, each of which is owned by the Borrower or the Guarantor indicated thereon; provided that, no more than 15% of the Unencumbered Asset Pool may consist of JV Assets.
“Unencumbered Asset Value” means the aggregate value of (i) the Unencumbered Asset Pool as determined by the Borrower prior to the Effective Date and, from time to time, in accordance with Borrower’s ordinary course of business and the Valuation Policy set forth in the Partnership Agreement, but not in excess of the “as is” value of any asset determined pursuant to a quarterly third party appraisal (provided newly acquired Qualified Assets shall be so appraised beginning six (6) months following the acquisition of any such Qualified Assets) performed by a third party appraiser retained by Borrower in Borrower’s reasonable discretion plus (ii) the GAAP book value of Eligible Mortgage Receivables and Eligible Other Debt Receivables; provided, however, (x) the maximum aggregate amount of
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Mortgage Receivables and Other Debt Receivables included in Unencumbered Asset Value shall not exceed 15% of Unencumbered Asset Value and (y) the maximum aggregate amount of Other Debt Receivables shall not exceed 7.5% of Unencumbered Asset Value, provided that all such appraisals and calculation of the Unencumbered Asset Value, including the Unencumbered Asset Value determined prior to the Effective Date, shall be reasonably reviewed and approved by the Administrative Agent such approval not to be unreasonably withheld, delayed or conditioned, and each such appraisal obtained must contain an “as is” valuation. The value of any individual Asset determined in accordance with the foregoing shall be referred to as an “Individual Unencumbered Asset Value”. Any such appraisal reviewed and approved by the Administrative Agent shall be provided to any Lender that so requests a copy thereof. Any calculation of Unencumbered Asset Value with respect to any assets that are not wholly-owned by Borrower shall be determined on an ‘at share’ basis.
“Unencumbered Interest Coverage Ratio” means, as at any date, the ratio of (a) EBITDA for the Unencumbered Asset Pool calculated as at the end of the fiscal quarter ending on or most recently ended prior to such date to (b) an amount equal to interest-only debt service on Total Unsecured Indebtedness for the most recent fiscal quarter ending on or most recently ended prior to such date, in each case attributable to Qualified Assets.
“Unencumbered Pool Leverage Ratio” means, as at any date, the percentage obtained by dividing Total Unsecured Indebtedness by Unencumbered Asset Value.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 9.21.
“U.S. Tax Compliance Certificate” has the meaning assigned to it in Section 2.16(f)(ii)(B)(3).
“Valuation Guidelines” means the valuation guidelines and calculation method contained in the “Net Asset Valuation Calculation and Valuation Guidelines” set forth in the prospectus of Borrower, as such valuation guidelines and calculation method may be modified, amended or supplemented from time to time.
“Value Add Investment” means any investment that is determined by the Borrower in its discretion to be a value add investment; provided that:
(i) a development transaction will be a Value Add Investment if either (A) a Fund Entity directly assumes development and construction risk or (B) binding lease commitments have not been secured for at least 70% of the net lettable area of such target development
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property prior to material construction works for such development commencing, in each case until the Borrower determines, in its discretion, that any development or other construction for which the Borrower or any of its Subsidiaries directly assumed risk is substantially complete and at least 70% of the net lettable area is leased;
(ii) a new investment for which less than 70% of the net lettable area is leased at the time of investment will be a Value Add Investment until at least 70% of the net lettable area is leased;
(iii) a property redevelopment for which the acquisition pro forma assumes that more than 20% of the gross purchase price will be invested in capital improvements, excluding tenant improvements and leasing commissions, during the first three years of ownership, will be a Value Add Investment until the Borrower determines, in its discretion, that the redevelopment is substantially complete; and
(iv) any investment in a non-Target Property Type investment will be a Value Add Investment.
“VCOC” means a “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulation.
“Wholly-Owned” means, with respect to any Project, Equity Interest, or other property owned or leased, that 100% of the title to such property is held directly or indirectly by, or 100% of such property is leased directly or indirectly by, the Borrower or a Subsidiary of the Borrower.
“Wholly-Owned Subsidiary” means, with respect to the Borrower on any date, any corporation, partnership, limited liability company or other entity of which 100% of the equity securities or other ownership interests and 100% of the ordinary voting power are, as of such date, directly or indirectly, owned and controlled by the Borrower.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02     Classification of Loans and Borrowings. Loans hereunder are distinguished by “Class” and by “Type”; Commitments hereunder are distinguished by “Class”. The “Class” of a Loan refers to whether such Loan is a Revolving Credit Loan or a Term Loan,
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each of which constitutes a Class of Loan. The “Class” of a Commitment refers to whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment, each of which constitutes a Class of Commitment. The “Type” of a Loan refers to whether such Loan is an ABR Loan or a Term Benchmark Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.
Section 1.03     Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04     Accounting Terms; GAAP.
(a)     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if a Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies a Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)     Notwithstanding anything to the contrary contained in Section 1.03(a) or in the definition of “Capital Lease Obligations”, any change in accounting for leases pursuant to
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GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.05     Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.06     [Intentionally Deleted].
Section 1.07     Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Article II

THE CREDITS
Section 2.01     The Commitments.
(a)     Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Availability Period in dollars in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding the lesser of such Lender’s Revolving Credit Commitment and such Lender’s Applicable Percentage of the aggregate Available Commitment or (ii) the total Revolving Credit Exposures relating to the Borrower exceeding the lesser of the total Revolving Credit Commitments and the aggregate Available Commitment then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.
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(b)     Term Loan. Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to make a Term Loan to the Borrower on the Effective Date in dollars in an aggregate principal amount equal to such Lender’s Term Loan Commitment and in an aggregate amount of $400,000,000.00 for all Lenders. Any amount repaid in respect of the Term Loans may not be reborrowed.
Section 2.02     Loans and Borrowings.
(a)     Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)     Types of Loans. Subject to Section 2.13, each Borrowing shall be constituted entirely of ABR Loans or Term Benchmark Loans as Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. For purposes of clarity, RFR Loans shall only be available as provided in Section 2.13.
(c)     Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Term Benchmark Borrowings or RFR Borrowings outstanding with respect to Borrower.
(d)     Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert to or continue any Borrowing if the Interest Period requested therefor would end after the Maturity Date.
Section 2.03     Requests for Borrowings.
To request a Borrowing, Borrower may (but is not required to) notify the Administrative Agent of such request by telephone or by submitting a Borrowing Request (a)(i) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days (or such shorter time as the Administrative Agent and Lenders may permit in writing) before the date of the proposed Borrowing or (ii) if applicable in the case of an RFR Borrowing not later than 11:00 a.m., New York City time, three (3) Business Days (or such shorter time as the Administrative Agent and Lenders may permit in writing) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day (or such shorter time as the Administrative Agent and Lenders may permit in writing) before the date of the proposed Borrowing. Each Borrowing Request shall, to the extent applicable, be confirmed promptly by hand delivery, telecopy or other written electronic communication to the Administrative Agent of a written Borrowing Request signed by a Responsible Officer of the Borrower. Each such telephonic (to the extent
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applicable) and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)     the aggregate amount of the requested Borrowing;
(ii)     the date of such Borrowing, which shall be a Business Day;
(iii)     whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing or, if applicable, a RFR Borrowing; and
(iv)     the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Each Borrowing Request shall be irrevocable once given and binding on Borrower.
Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.03 prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.13(a) and 2.13(f)), as applicable.
Section 2.04     [Intentionally Deleted].
Section 2.05     [Intentionally Deleted].
Section 2.06     Funding of Borrowings.
(a)     Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to Borrower by promptly (and, if specifically requested by Borrower in the applicable Borrowing Request, then by 1:00 p.m., New York City time) crediting the amounts so received, in like funds, to an account of Borrower maintained with the Administrative Agent in New York City and designated by Borrower in the applicable Borrowing Request.
(b)     Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to
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ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.07     Interest Elections.
(a)     Elections by Borrower for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)     Notice of Elections. To make an election pursuant to this Section, Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable signed by a Responsible Officer of the Borrower.
(c)     Receipt of Notice. Upon receipt of an Interest Election Request in the proper form pursuant to clause (b) above, the Administrative Agent shall determine the interest rate applicable to such Borrowing(s). Each determination by the Administrative Agent of such interest rate shall be conclusive and binding upon the parties hereto in the absence of manifest error. The Administrative Agent shall deliver to Borrower (by facsimile or other electronic delivery) an acknowledgment of receipt and confirmation of the Interest Election Request; provided, however, that the failure to provide such acknowledgment of receipt and confirmation of the Interest Election Request to Borrower shall not affect the validity of such interest rate and shall not release Borrower from its obligations to pay interest at such rate pursuant to the terms hereof.
(d)     Information in Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);
(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)     whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing or, if applicable, a RFR Borrowing.
Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.07(d) prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.13(a) and 2.13(f)), as applicable.
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(e)     Notice by the Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(f)     Failure to Elect; Events of Default. If Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing with a one-month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing by Borrower may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing of Borrower shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.08     Termination and Reduction of the Commitments.
(a)     Scheduled Termination. Unless previously terminated, the Revolving Credit Commitments shall terminate on the Maturity Date.
(b)     Voluntary Termination or Reduction. Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments in an aggregate amount of up to $50,000,000; provided that (i) each reduction of the Revolving Credit Commitments (other than a reduction required by clause (ii) below) shall be in an amount that is an integral multiple of $1,000,000 and not less than $50,000,000, (ii) Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Available Commitment and (iii) terminations and/or reductions may not be made more than one (1) time in any given calendar quarter.
(c)     Notice of Voluntary Termination or Reduction. Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice from Borrower to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)     Effect of Termination or Reduction. Any termination or reduction of the Revolving Credit Commitments pursuant to this Section shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments.
(e)     Extension of the Maturity Date. Subject to the provisions of this Section 2.08(e), Borrower shall have three (3) options to extend the date set forth in clause (a) of the definition of “Maturity Date” with respect of the Revolving Facility and/or the Term Facility to (x) March 12, 2029, (y) if so extended pursuant to clause (x), March 12, 2030 and (z) if so extended pursuant to clause (y), March 12, 2031, subject in each case to the satisfaction of each of the following conditions:
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(i)     The Borrower shall notify the Administrative Agent of its exercise of the applicable option at least thirty (30) days, but not more than one hundred twenty (120) days prior to the then scheduled Maturity Date;
(ii)     No Event of Default or any monetary or bankruptcy related Default shall have occurred and be continuing at the time of giving such notice pursuant to clause (i) above or on the then scheduled Maturity Date;
(iii)     The representations and warranties made by the Borrower Parties in the Loan Documents shall have been true and correct in all material respects (without duplication of materiality qualifiers) when made and shall also be true and correct in all material respects on the then scheduled Maturity Date and all of their obligations shall have been ratified and confirmed; provided, that, to the extent such representations and warranties were made as of a specific date, the same shall continue on and as of the then scheduled Maturity Date, to be true and correct in all material respects (without duplication of materiality qualifier) as of such specific date;
(iv)     The Borrower shall have delivered a Borrowing Base Certificate dated no earlier than ten (10) days prior to the date of the proposed extension;
(v)     Each Guarantor shall have provided the Administrative Agent with an affirmation and consent in form and substance acceptable to the Administrative Agent;
(vi)     At the time of the exercise of the extensions listed in clause (y) and clause (z) above, with respect to the Revolving Facility only, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders) a non-refundable extension fee equal to 0.125% of the aggregate amount of the Revolving Credit Exposure and unused Revolving Credit Commitments of the Revolving Credit Lenders on the then scheduled Maturity Date; and
(vii)     The Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and all reasonable fees and expenses paid to third party consultants (including reasonable attorneys’ fees and expenses) by the Administrative Agent in connection with each such extension.
Section 2.09     Repayment of Loans; Evidence of Debt.
(a)     Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders, the outstanding principal amount of the Loans on the Maturity Date.
(b)     Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or other written electronic communication) of such selection not later than 11:00 a.m., New York City time, as provided in Section 2.10(a). If Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, then except as otherwise required pursuant to this Agreement (including Section 2.10(b)), such payment shall be applied, first, to ABR Borrowings consisting of Revolving Credit Loans of Borrower, second, to other Borrowings consisting of Revolving Credit Loans of Borrower in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first), third, to ABR Borrowings consisting of Term Loans of Borrower, and fourth, to other Borrowings consisting of Term Loans of Borrower in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).
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Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.
(c)     Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)     Maintenance of Loan Accounts by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)     Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower Parties to repay the Loans in accordance with the terms of this Agreement.
(f)     Promissory Notes.
(i)     Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form set forth in Exhibit A-1 for Revolving Credit Loans and Exhibit A-2 for Term Loans. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.10     Prepayment of Loans.
(a)     Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or other written electronic communication) of any optional prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be revocable and shall specify the prepayment date and the Class and principal amount of each Borrowing or portion thereof to be prepaid; provided that, in the case of any notice of prepayment that is revoked, Borrower shall pay any costs and expenses incurred by Lenders, including any payments due pursuant to Section 2.15. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the
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required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans of the applicable Class included in the prepaid Borrowing. Prepayments shall be accompanied by (A) accrued interest to the extent required by Section 2.12 and (B) any payments due pursuant to Section 2.15, and shall be made in the manner specified in Section 2.09(b).
(b)     Mandatory Prepayments.
(i)     Available Commitment. If, on any day (a “Prepayment Trigger Date”), the Revolving Credit Exposure with respect to Borrower exceeds the Available Commitment, then Borrower shall pay such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds in such amounts so that the Revolving Credit Exposure does not exceed the Available Commitment, in either case promptly and in any event within five (5) Business Days after the applicable Prepayment Trigger Date. Each such prepayment shall be applied to prepay ratably the Loans of the Lenders, pro rata between each Class of Loans.
(ii)     Other Mandatory Prepayments. Borrower shall pay any of its applicable Loans upon the occurrence of any of the following events: (i) the Maturity Date or (ii) upon an Acceleration of the Loans upon an Event of Default as provided in Article VII.
Each such mandatory prepayment shall be applied on a pro rata basis to each Class of Loans, and ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (A) accrued interest to the extent required by Section 2.12 and (B) any payments due pursuant to Section 2.15, and shall be made in the manner specified in Section 2.09(b).
Section 2.11     Fees.
(a)     Unused Fee. The Borrower shall pay an unused fee to the Administrative Agent for the account of each Lender equal to the product of: (a) the daily unused amount of the Revolving Credit Commitment of such Lender with respect to the Borrower under the Revolving Facility during a calendar quarter and (b) a rate per annum of (x) 0.20% at any time that the aggregate principal unused amount of the total commitments of all Lenders is equal to or greater than 50% of the Revolving Credit Commitments or (y) 0.15% at any time that the aggregate principal unused amount of the total commitments of the Lenders is less than 50% of the Revolving Credit Commitments, in either case, on an annual (360 day year) basis. The Unused Fee shall be payable quarterly in arrears to Administrative Agent for the ratable benefit of Lenders.
(b)     Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c)     Fee Letter. The Borrower agrees to pay to the Administrative Agent and Arranger all fees payable in the amounts and at the times specified in the Fee Letter (or as otherwise separately agreed between Borrower and any Arranger).
(d)     Payment of Fees. All fees payable hereunder and under the Fee Letter (or as otherwise separately agreed between Borrower and any Arranger) shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of undrawn fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
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Section 2.12     Interest.
(a)     ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
(b)     Benchmark Loans. The Loans comprising each Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Term SOFR Rate for the Interest Period for such Borrowing plus the Applicable Rate. The Loans comprising each RFR Borrowing shall bear interest at a rate per annum equal to the Daily Simple SOFR for such Borrowing plus the Applicable Rate.
(c)     Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon Acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)     Payment of Interest. Accrued and unpaid interest on the outstanding balance of each Loan shall be calculated from and including the first day of each month (or in the case of the first interest accrual period of a Loan, the initial Borrowing date of such Loan) through and including the last day of such month and shall be payable in arrears on each Interest Payment Date for each succeeding calendar month and, in the case of Revolving Credit Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to Section 2.11(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
(e)     Computation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable rate of interest for any day shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.13     Alternate Rate of Interest.
(a)     Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13, if:
(i)     the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple SOFR; or
(ii)     the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Daily Simple
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SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above and (2) if applicable any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above, on such day, and (2) if applicable, any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b)     Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has
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not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)     Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)     The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Borrowers or any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.
(e)     Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)     Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) if applicable, a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or
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RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
Section 2.14     Increased Costs.
(a)     Increased Costs Generally. If any Change in Law shall:
(i)     impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(ii)     impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or
(iii)     subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost such to such Lender or such other Recipient of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient for such additional costs incurred or reduction suffered with respect to Borrower’s Loans. Any determination of a Lender of the applicability of increased costs pursuant to this Section 2.14 shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 2.14 after consideration of such factors as such Lender then reasonably determines to be relevant; provided that, nothing in this paragraph shall be deemed to require any Lender to disclose any information relating to other customers or borrowers of such Lender.
(b)     Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will promptly within fifteen (15) Business Days following written demand pay to such Lender, as the
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case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)     Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.
(d)     Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that neither Borrower nor any Guarantor shall be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15     Break Funding Payments.
(a)     With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(a) and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)     With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(a) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.16     Withholding of Taxes; Gross-up.
(a)     Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower Party under any Loan Document shall be made without deduction or
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withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)     Payment of Other Taxes by the Borrower Parties. Without duplication of Section 2.16(a), the Borrower Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)     Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower Party to a Governmental Authority pursuant to this Section 2.16, such Borrower Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)     Indemnification by the Borrower Parties. Without duplication of Section 2.16(a) and Section 2.16(b), the Borrower Parties shall jointly and severally indemnify each Recipient, within fifteen (15) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)     Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)     Status of Lenders. (i)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall
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deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16 (f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)     Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such
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Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update
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such form or certification or promptly notify the Borrower and, in the case of a Lender, the Administrative Agent in writing of its legal inability to do so.
(g)     (g) On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement, the Administrative Agent shall deliver to the Borrower executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax.
(h)     (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all reasonable and documented, out-of-pocket, expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)     (i) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.17     Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)     Payments by Borrower. Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) in Dollars prior to 1:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff or counterclaim; provided that if a new Loan is to be made by any Lender on a date Borrower is to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Section 2.06 or paid by Borrower to the Administrative Agent pursuant to this paragraph, as the case may be. Any
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amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrower from time to time, except as otherwise expressly provided in the relevant Loan Document, and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in dollars.
(b)     Application of Insufficient Payments. At any time that payments are not required to be applied in the manner required by Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)     Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of Loans of a particular Class shall be made from the relevant Lenders, each payment of unused fees under Section 2.11 in respect of Commitments of a particular Class shall be made for the account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of Loans of a particular Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Revolving Credit Loans or Term Loans by a Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
(d)     Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a
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Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower Party in the amount of such participation.
(e)     Presumptions of Payment. Unless the Administrative Agent shall have received, prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders pursuant to the terms of this Agreement or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.10(b)) notice from the Borrower that the Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)     Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
Section 2.18     Mitigation Obligations; Replacement of Lenders.
(a)     Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)     Replacement of Lenders. If (i) any Lender is unable to make or maintain Term Benchmark Loans pursuant to Section 2.13(c), (ii) any Lender requests compensation under Section 2.14, (iii) Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a), or (iv) any Lender becomes a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and the
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Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); provided that if such Lender is a Defaulting Lender, all unfunded amounts in respect of such Defaulting Lender have been funded prior to such Defaulting Lender receiving payment under this paragraph (b), and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Any Defaulting Lender being removed pursuant to this Section 2.18 shall, contemporaneously with such removal, pay to Administrative Agent an assignment fee of $10,000, in addition to any fee payable under Section 9.04. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
Section 2.19     Use of Proceeds.
Borrower shall use the proceeds of Loans solely for the repayment of Indebtedness, the acquisition of or investments in assets, working capital needs and other general business purposes (the “Approved Uses”).
Section 2.20     Affiliate Guaranty.
(a)     As credit support for the Obligations, on or before the Effective Date, the Initial Guarantors shall execute and deliver to the Administrative Agent, for the benefit of the Lenders, the Affiliate Guaranty.
(b)    After the Effective Date, upon the transfer of any Qualified Asset to, or the acquisition of any Qualified Asset by, any Borrower Party or any Subsidiary Owner, or upon the addition of a Project as a Qualified Asset pursuant to Article X, unless such Qualified Asset has been removed as a Qualified Asset pursuant to Article X, such Person or the owner of such Qualified Asset shall: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders an Accession Agreement to become party to the Affiliate Guaranty, (ii) execute and deliver, or cause to be executed and delivered, to the Administrative Agent legal opinions substantially in the form and substance delivered with respect to the Affiliate Guaranty on the Effective Date and such other documents reasonably required by the Administrative Agent
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confirming the authorization, execution, delivery and enforceability (subject to customary exceptions) of the Accession Agreement by such Supplemental Guarantor, and (iii) deliver copies of its Constituent Documents, certified by the Secretary or an Assistant Secretary or the functional equivalent of such Supplemental Guarantor (or if such Person is a limited partnership or limited liability company, an authorized representative of its general partner or manager) as of the date delivered as being accurate and complete.
(c)    Subject to the provisions of Section 10.03, provided that (A) there is no outstanding monetary default, Event of Default or involuntary bankruptcy of any of the Borrower Parties and (B) the Borrower Parties are in compliance (both prior to and upon the applicable transfer or property level financing referred to in clauses (1) and (2) below as the case may be) with the covenants set forth in Section 6.12, upon (1) the transfer of any Qualified Asset or (2) property level financing secured by a Qualified Asset that prohibits the giving or existence of the Affiliate Guaranty with respect to a particular Guarantor or with respect to which the financing would be more costly or otherwise adversely impacted by the giving or existence of the Affiliate Guaranty with respect to such Guarantor (and so long as the Administrative Agent has received at least five (5) Business Days prior written notice requesting such release), the Administrative Agent shall release such Guarantor from its obligations under the Affiliate Guaranty and such Guarantor shall have no further liability thereunder or in respect of the Obligations.
Section 2.21     Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)     fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11;
(b)     any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to acceleration or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, [Intentionally Deleted]; third, [Intentionally Deleted]; fourth, as the Borrower may request (so long as no monetary Default or any Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as determined by the Administrative Agent and as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no monetary Default or any Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if
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such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender (or to Administrative Agent on account of or for disbursement to a Defaulting Lender) that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and
(c)     the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

Article III

REPRESENTATIONS AND WARRANTIES
Unless the context suggests that a representation and warranty is made with respect to or by the Borrower only, in which case such representation and warranty shall be made by the Borrower only, each Borrower Party, as to itself and no other Borrower Party, represents and warrants to the Lenders that:
Section 3.01     Organization; Powers. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 3.02     Authorization; Enforceability. The Transactions are within its organizational powers and have been duly authorized by all necessary organizational action. It has duly executed and delivered each Loan Document to which it is a party, and each such Loan Document constitutes the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights generally and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.03     Governmental Approvals; No Conflicts. The Transactions (a) to the Borrower’s actual knowledge, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or any of its Constituent Documents or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d)  will not result in the creation or imposition of any Lien on any of its assets.
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Section 3.04     No Material Adverse Change. Since the date of the Financial Statements most recently delivered by or on behalf of Borrower to the Administrative Agent, there has been no change in the business, assets, operations or condition, financial or otherwise, of the Borrower Parties (taken as a whole) that could reasonably be expected to result in a Material Adverse Effect.
Section 3.05     Properties.
(a)     Property Generally. It and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to any defects that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)     Intellectual Property. It and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by it and each of its Subsidiaries, as applicable, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.06     Litigation and Environmental Matters.
(a)     Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to its knowledge, threatened in writing against or affecting it or its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document, any Constituent Documents or the Transactions.
(b)     Environmental Matters. It has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. To its knowledge, each of such permits, licenses and authorizations is in full force and effect and it is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened in writing by any Governmental Authority with respect to any alleged failure by it to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of its business or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any release of any Hazardous Materials generated with respect to its properties, which failure, if not remedied, could reasonably be expected to have a Material Adverse Effect.
Section 3.07     Compliance with Laws and Agreements. To Borrower’s actual knowledge, it and each of its Subsidiaries is in compliance with all laws, regulations and orders of
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any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.08     Investment Company Status. Neither it nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.09     Taxes. It has timely filed or timely caused to be filed all Tax returns, information statements and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to file or pay could not reasonably be expected to result in a Material Adverse Effect.
Section 3.10     ERISA.
(a)     Neither Borrower nor any of its Subsidiaries has any employees as of the date of this Agreement.
(b)     Borrower either (i) qualifies as a VCOC or a REOC or (ii) complies with an exception set forth in the Plan Asset Regulation such that the assets of Borrower would not be deemed to be Plan Assets subject to Title I of ERISA and/or Section 4975 of the Code.
(c)     Assuming that no portion of the assets used by any Lender in connection with the Loans or the Commitments constitutes Plan Assets, unless the applicable Lender is relying on an available prohibited transaction exemption, the applicable conditions of which are at all relevant times satisfied, none of the transactions contemplated by the Loan Documents constitutes a non-exempt prohibited transaction under Section 4975(c)(1)(A) – (D) of the Code or Section 406(a) of ERISA that could subject the Administrative Agent or the Lenders to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.
(d)     To the actual knowledge of each Person executing this Agreement on behalf of its applicable Lender, such Lender shall not fund any of its respective Loans with funds that constitute Plan Assets if it would cause the Borrower to incur any prohibited transaction excise tax penalties under Section 4975 of the Internal Revenue Code.
Section 3.11     Disclosure.
(a)     To Borrower’s actual knowledge, it has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of it, taken as a whole, to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, and the furnishing of such information shall be deemed to be representation and warranty by the Borrower Parties on the date thereof as to the matters specified in this Section 3.11; provided that, with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; provided further that, with respect to any historical financial statements relating to any such Project with respect to a period prior to which such Project was owned by a Borrower Party or an Affiliate thereof, it represents only that (a) to its actual knowledge, such information was prepared by or on behalf of the seller
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of such Project and (b) to its actual knowledge, there are no material inaccuracies in such information other than as noted by such Borrower Party.
(b)      To the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct.
Section 3.12     Use of Credit. It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.
Section 3.13     Solvency. On the Effective Date and after and giving effect to the Loans occurring on the Effective Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to Borrower’s instructions, it is and will be Solvent.
Section 3.14     No Default. No Default exists under or with respect to any Loan Document to which it is a party. It is not in default in any material respect beyond any applicable grace period under or with respect to any of the terms or provisions of any of its Constituent Documents or any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.
Section 3.15     Insurance. It currently maintains all insurance that is required to be maintained by Section 5.05.
Section 3.16     Credit Arrangements. Except for this Agreement, the funding agreements and notes and credit agreements secured by mortgages or deeds of trust, all as listed on Schedule IV, as updated from time to time in connection with the addition or removal of Guarantors as permitted hereunder, and Permitted Encumbrances and any other agreements or other documents evidencing Indebtedness permitted under Section 6.01, it is not a party to any credit agreements, indentures, purchase agreements, guarantees, Capital Lease Obligations and other investments, agreements or arrangements providing for or relating to extensions of credit (including agreements or arrangements for the issuance of letters of credit or for acceptance of financing) in respect of which its or its assets are in any manner directly or contingently obligated.
Section 3.17     Organizational Documents. The organizational documents heretofore delivered by or on behalf of each Borrower Party to the Administrative Agent pursuant to Section 4.01(e) constitute, as of the date hereof, all of its organizational documents (together with all amendments and modifications thereof). It represents that it has delivered (or caused to be delivered) to the Administrative Agent materially true, correct and complete copies of each of the documents set forth in this Section 3.17.
Section 3.18     Executive Offices; Places of Organization. The principal office, chief executive office and principal place of business of Borrower are located at 333 West Wacker Drive, Suite 2300, Chicago, Illinois 60606. REIT Borrower is organized in the State of Maryland. Non-REIT Borrower is organized in the state of Delaware.
Section 3.19     [Reserved]
Section 3.20     Subsidiaries. As of the Effective Date and as updated at Administrative Agent’s request, set forth in Schedule III is a complete and correct list of all of the Subsidiaries of Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule III, (x) Borrower and each Guarantor and their respective Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule III and (y) all of the issued and outstanding
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capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable.
Section 3.21     No Materially Adverse Contracts, Etc. Neither it nor any of its Subsidiaries is subject to any declaration of trust, charter, corporate, limited liability company, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or is reasonably expected in the future to have a Material Adverse Effect. Neither it nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of their respective officers, to have any Material Adverse Effect.
Section 3.22     Brokers. Neither it nor any of its Subsidiaries has dealt with any broker or finder with respect to the Transactions or otherwise in connection with the Loan Documents.
Section 3.23     Securities Act. Neither it nor any of its Subsidiaries have issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, (as amended from time to time) or any other law, nor are they in violation of any rule, regulation or requirement under such act, or the Securities Exchange Act of 1934, (as amended from time to time) other than violations which could not reasonably be expected to have a Material Adverse Effect. The Borrower represents and warrants that none of the Borrower Parties is required to qualify an indenture under the Trust Indenture Act of 1939, (as amended from time to time) in connection with its execution and delivery of this Agreement or the incurrence of Indebtedness hereunder, except to the extent the failure to so register would not reasonably be expected to result in a Material Adverse Effect.
Section 3.24     Tax Status. The REIT Borrower is, for U.S. federal income tax purposes, a REIT that meets the requirements to be subject to taxation as a REIT specified in Section 856(a) of the Code and it has not revoked its election to be a REIT.
Section 3.25     Qualified Assets. The Borrower represents and warrants that as of the Effective Date, Schedule V is a correct and complete list of all Qualified Assets. Each of the Qualified Assets included by the Borrower in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in this Agreement for the same to be included therein.
Section 3.26     Anti-Corruption Laws and Sanctions. The Borrower Parties have implemented and maintain in effect or are subject to policies and procedures designed to ensure compliance by the Borrower Parties, their Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions, and the Borrower Parties, their Subsidiaries and their respective officers and employees and to the knowledge of the Borrower Parties their directors and agents, are in compliance with applicable Anti-Corruption Laws and Sanctions in all material respects. No (a) Borrower Party, Subsidiary of any Borrower Party, any of their respective directors, officers or employees or any of their respective employees, or (b) to the knowledge of the Borrower Parties, any agent of any Borrower Party or Subsidiary of any Borrower Party that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Transactions will violate any Anti-Corruption Law or Sanctions applicable to any party hereto. For purposes of determining whether or not a representation is true or a covenant is being complied with under this Section 3.26, Borrower shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.
Section 3.27     Affected Financial Institutions. No Borrower Party is an Affected Financial Institution.
Article IV

CONDITIONS
Section 4.01     Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which (i) the Administrative Agent shall have received each of the following documents and (ii) each of the other conditions listed below is
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satisfied, the satisfaction of such conditions to be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):
(a)     Agreement. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.
(b)     Notes. The Notes duly completed and executed by Borrower for each Lender.
(c)     Opinion of Counsel to Borrower Parties. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Kirkland & Ellis LLP, counsel to the Borrower, covering such matters relating to the Borrower Parties, this Agreement or the Transactions as the Administrative Agent and/or the Required Lenders shall reasonably request (and Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent) and (ii) Maryland counsel to Borrower, covering such matters relating to Borrower, this Agreement or the Transactions as the Administrative Agent and/or the Required Lenders shall reasonably request (and Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).
(d)     2026 Budget. The 2026 annual budget for the Borrower and its Subsidiaries.
(e)     Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower Parties, the authorization of the Transactions and any other legal matters relating to the Borrower Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(f)     Officer’s Certificate. A certificate, dated the Effective Date and signed by a Responsible Officer of Borrower, acting for and on behalf of Borrower Parties, confirming compliance with the conditions set forth in the lettered clauses (b)(i), (c), (d) and (e) of the first sentence of Section 4.02.
(g)     Unencumbered Asset Pool. The Administrative Agent and Lenders shall have received (i) a listing of the Unencumbered Asset Pool valuation information, which listing shall include the date of valuation, amount of the asset value and valuation methodology, and (ii) such other materials and information, in form and substance reasonably satisfactory to Administrative Agent, with respect to the Unencumbered Asset Pool and the Subsidiary Owners as Administrative Agent shall reasonably require and solely to the extent in the possession or control of Borrower, including, without limitation, rent rolls, appraisals, title reports, lien searches and information, environmental and engineering reports, and leasing information.
(h)     Affiliate Guaranty. The Affiliate Guaranty duly executed and delivered by each of the Initial Guarantors.
(i)     Compliance Certificate. A Compliance Certificate, dated the Effective Date and signed by a Responsible Officer of Borrower, demonstrating compliance with the Financial Covenants determined (i) based on the Borrower’s financial statements dated as of September 30, 2025 and (ii) on a pro-forma basis on the date hereof after giving effect to the
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Facilities, together with customary supporting documentation and supplemental reporting as agreed upon between the Administrative Agent and Borrower.
(j)     Borrowing Base Certificate. A Borrowing Base Certificate dated as of the Effective Date.
(k)     Financial Information. The Administrative Agent shall have received all available financial information with respect to the Borrower Parties reasonably requested by it.
(l)     Consents. Copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower Parties, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect in all material respects.
(m)     Borrower Administrative Questionnaire. A duly completed and executed Borrower Administrative Questionnaire substantially in the form of Exhibit F.
(n)     Repayment of Existing Facility. Repayment in full of the credit facilities evidenced by the Original Credit Agreement.
(o)     Information Regarding Borrower Parties. (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrower (including, without limitation, an organizational chart showing all Persons holding a 10% or more direct or indirect ownership interest in the Borrower) requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, to the extent requested in writing of the Borrower at least 10 days prior to the Effective Date (provided that, upon the execution and delivery by the Administrative Agent of its signature page to this Agreement, the condition set forth in this clause (i) shall be deemed to be satisfied) and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(p)     Other Documents. Such other documents as the Administrative Agent or any Lender or Morrison & Foerster LLP, special New York counsel to the Administrative Agent may reasonably request.
The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower Parties of such fees, expenses and other consideration as the Borrower Parties shall have agreed to pay to any Lender, the Arranger or the Administrative Agent in connection herewith and pursuant to the Fee Letter (or as otherwise separately agreed between Borrower and any Arranger), including the reasonable fees and expenses of Morrison & Foerster LLP, special New York counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).
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The Administrative Agent shall notify Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding anything to the contrary contained herein, the occurrence of the making of the initial Loans and the occurrence of the Effective Date shall be deemed to constitute satisfaction each of the foregoing conditions (unless any such condition shall have been waived in accordance with Section 9.02).
Section 4.02     Each Credit Event.
The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a)     to the extent applicable to such Borrowing, receipt by the Administrative Agent of a Borrowing Request pursuant to Section 2.03;
(b)     immediately after such Borrowing, (i) the Revolving Credit Exposure will not exceed the Available Commitment, (ii) with respect to each Lender, such Lender’s Applicable Percentage of the Revolving Credit Exposure will not exceed such Lender’s Revolving Credit Commitment and (iii) the sum of the outstanding amount of the Term Loans and the Revolving Credit Exposure will not exceed the Available Commitment;
(c)     (the representations and warranties of any Borrower Party set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing; provided, that to the extent such representations and warranties were made as of a specific date, the same shall have been true and correct in all material respects (without duplication of materiality qualifiers) as of such specific date and (ii) there are no material adverse changes to its financial condition since the date of delivery of the financial information most recently delivered by the Borrower pursuant to Sections 5.01(a) or (c) that would cause such Borrower Party to be in breach of its obligations pursuant to Section 6.12 as if such obligations were tested as of such date;
(d)     at the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing; provided, however, so long as no Default that could, with the passage of time, become an Event of Default pursuant to Section 7.01(a), (g) or (h) shall exist, this clause (d) shall not prevent the conversion or continuation of existing Loans;
(e)     no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or any participations therein or the consummation of the transactions contemplated by this Agreement;
(f)     receipt by Administrative Agent of a Compliance Certificate, dated as of such date and signed by a Responsible Officer of Borrower, demonstrating compliance with the Financial Covenants determined on a pro-forma basis on such date after giving effect to such Borrowing, together with customary supporting documentation and supplemental reporting as agreed upon between the Administrative Agent and Borrower;
(g)     receipt by Administrative Agent of a completed Borrowing Base Certificate, setting forth all of the information and certifications required pursuant to Section 5.01(f), dated as of such date;
(h)     no event which results in a Material Adverse Effect shall have occurred, as reasonably determined by the Administrative Agent; and
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(i)     the Administrative Agent shall have received, for its and any other Lender’s account, all fees due and expenses, including the reasonable fees and expenses of Morrison & Foerster LLP, then due and payable pursuant to the terms of the Loan Documents.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower Parties on the date thereof as to the matters specified in the preceding sentence.
Article V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder or under the other Loan Documents shall have been paid in full (other than unaccrued contingent amounts), in each case, without any pending draw, each Borrower Party (provided, that any covenant that relates solely to the Borrower shall be made by the Borrower only, and any covenant that does not relate solely to the Borrower shall be made by each Borrower Party for and as to itself only and no other Borrower Party) covenants and agrees with the Lenders that:
Section 5.01     Financial Statements and Other Information. Borrower will furnish to the Administrative Agent for distribution to each Lender, including their Public-Siders:
(a)     (i) as soon as available and in any event within 5 days after the same is required to be filed with the SEC (but in no event later than 120 days after the end of each fiscal year of Borrower), the audited consolidated balance sheet and related statements of operations, partners’ equity, cash flows, operating income and funds from operations of Borrower and its Subsidiaries (to the extent required to be consolidated in accordance with GAAP) as of the end of and for such year, setting forth in each case in comparative form (if applicable) the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification commentary or exception arising out of the scope of the audit, or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) not later than February 15th of each year, an annual budget for the Borrower and its Subsidiaries for such fiscal year and Borrower shall deliver a revised annual budget for each fiscal year at the same time it delivers the Financial Statements for the fiscal quarter ending each September 30th of each such fiscal year;
(b)     [Reserved];
(c)     As soon as available and in any event within 5 days after the same is required to be filed with the SEC (but in no event later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, as applicable), the consolidated unaudited balance sheet and related statements of operations, partners’ equity, cash flows, operating income and funds from operations of Borrower and its Subsidiaries (to the extent required to be consolidated in accordance with GAAP) as of the end of such fiscal quarter for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer of Borrower as presenting fairly in all material respects the financial condition and results of operations of Borrower and its
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Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(d)     Subject to Section 9.16, Borrower further agrees to clearly label the financial statements described in clauses (a) and (c) (collectively, “Financial Statements”) with a notice stating: “Confidential Financial Statements to be Provided to All Lenders, Including Public-Siders” before delivering them to the Administrative Agent;
(e)     concurrently with any delivery of financial statements under Section 5.01(a) or Section 5.01(c), a certificate substantially in the form of Exhibit D (a “Compliance Certificate”) of a Responsible Officer (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01 and 6.12, together with a list of each of the assets used in such calculations, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) setting forth a schedule of Borrower’s and its Subsidiaries’ outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (v) a report of newly acquired properties indicating net operating income, purchase price, associated debt and project type and (vi) a report of properties sold indicating sales price;
(f)     concurrently with any delivery of the Compliance Certificate under paragraph (e) above, Borrower shall also deliver a certificate substantially in the form of Schedule 1 to Exhibit D (a “Borrowing Base Certificate”) executed by a Responsible Officer that: (i) sets forth a list of all Qualified Assets together with a calculation of the Unencumbered Asset Value and the Available Commitment; and (ii) certifies that (A) all Qualified Assets so listed fully qualify as such under the applicable criteria for inclusion as Qualified Assets, including, without limitation, Article X, and (B) all acquisitions, dispositions or other removals of Qualified Assets completed during such quarterly accounting period, calendar year, or other fiscal period were permitted under this Agreement, and (C) the acquisition cost of any Qualified Assets, as applicable, acquired during such period and any other information that the Administrative Agent may reasonably require to determine the Unencumbered Asset Value of such Qualified Asset, and the Unencumbered Asset Value of any Qualified Assets removed during such period;
(g)     concurrently with the delivery of each Borrowing Base Certificate delivered pursuant to clause (f) of this Section, notice to the Administrative Agent of any formation or acquisition of, or change in jurisdiction of organization of, a Subsidiary Owner, setting forth the information described in clauses (i) through (iii) of Section 3.20 with respect to such Person;
(h)     concurrently with the delivery of all financial statements, reports and other material information and other material correspondence delivered to Investors, copies of such financial statements, reports and other material information and other material correspondence to the Administrative Agent; and
(i)     promptly following any written request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance, in any material respect, with the terms of this Agreement and the other Loan Documents (including, without limitation, compliance with any requirement relating
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to the Beneficial Ownership Regulation), as the Administrative Agent or any Lender may reasonably request.
Section 5.02     Notices of Material Events. Promptly after the Borrower has actual knowledge thereof, it will furnish to the Administrative Agent and each Lender written notice of the following:
(a)     the occurrence of any Default;
(b)     the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower Parties that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)     the assertion of any Environmental Liability by any Person against, or with respect to the activities of, Borrower or any of its Subsidiaries, other than any Environmental Liability that, if adversely determined, could not (individually or in the aggregate) result in a Material Adverse Effect (unless such Environmental Liability relating to a Qualified Asset would not cause a breach of clause (f) of the definition of Qualified Asset);
(d)     any change in the information provided in any Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and
(e)     any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03     Existence; Conduct of Business. It will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises which, in the case of rights, licenses, permits, privileges and franchises, if not in full force and effect would reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. It will continue to engage only in business of the same general type as now conducted by it or as may be contemplated in its Constituent Documents. The Borrower shall not engage in any business other than as permitted in its Constituent Documents.
Section 5.04     Payment of Obligations. It will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) it or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 5.05     Maintenance of Properties; Insurance. It will, and will cause each of its Subsidiaries to, (a) keep and maintain (or cause to be kept and maintained through leases at respective Assets) all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or substantially similar businesses operating in the same or substantially similar locations.
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Section 5.06     Books and Records; Inspection. It will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. It will permit any representatives designated by the Administrative Agent (or in the case of a continuing Event of Default, any Lender), upon reasonable prior written notice (and without disrupting the conduct of business of Borrower or any of its applicable Subsidiaries or any tenant or other occupant at any property, and subject to the rights of any such tenant or occupant), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and no more frequently than once during any three (3) month period, except that if an Event of Default shall have occurred and be continuing, then as often as may reasonably be desired.
Section 5.07     Compliance with Laws. It will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, Environmental Laws, and all zoning and building codes if applicable to an Asset and ERISA and the rules and regulations thereunder) (to the extent applicable), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce or be subject to policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.08     Use of Proceeds. The proceeds of the Loans will be used only for Approved Uses. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except as would be permitted for a Person obligated to comply with Sanctions or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.09     Further Assurances. It will execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which either the Administrative Agent or the Required Lenders may deem reasonably necessary, to better assure and confirm the transactions contemplated by the Loan Documents to which it is a party, all at the reasonable expense of the Borrower (for the reasonable and documented, out-of-pocket costs and expenses of Administrative Agent and the Lenders).
Section 5.10     Tax Treatment. REIT Borrower shall at no time be treated as an association taxable as a corporation (other than as a REIT) or taxable mortgage pool under United States federal income tax laws. REIT Borrower shall at all times maintain its status as a REIT.
Article VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and under the other Loan Documents have been paid in full, in each case, without any pending draw, each Borrower Party (provided, that any covenant that relates solely to the Borrower shall be made by the Borrower only, and any covenant that does not relate solely to the Borrower shall be made by each Borrower Party for and as to itself only and no other Borrower Party) covenants and agrees with the Lenders that:
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Section 6.01     Indebtedness. It will not create, incur, assume or permit to exist any Indebtedness, except:
(a)     Indebtedness created hereunder; and
(b)     Any other Indebtedness which does not cause any of the other covenants contained in the Loan Documents to be breached, including Section 6.12.
Section 6.02     Liens. It will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it on behalf of the Borrower or the Guarantors, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)     Permitted Encumbrances; and
(b)     any Lien (including a Lien securing Indebtedness) which does not cause any of the other covenants contained in the Loan Documents to be breached, including Section 6.12.
Section 6.03     Fundamental Changes.
(a)     Mergers, Consolidations, Disposal of Assets, Etc. Without the written consent of the Administrative Agent and the Required Lenders in each such party’s sole and absolute discretion, it shall not enter into any merger or consolidation, unless it is the surviving entity, or liquidate, wind-up, divide or dissolve (or suffer any liquidation or dissolution), terminate, discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit (i) the leasing of Assets in the ordinary course of business for occupancy by the tenants thereunder, (ii) the sale of Assets in the ordinary course of its business; (iii) the disposition for at least fair market value of any property the disposition of which is, in the Borrower’s good faith determination, necessary for the REIT Borrower to maintain its qualification as a REIT or (iv) the contribution of any of its assets to a Person in consideration for an equity interest in such Person provided (A) such equity interest represents a fair value for the assets so contributed, and (B) notice of such contribution and the details thereof are given to Administrative Agent at least ten (10) days prior to such contribution.
(b)     Restriction on Amendments. Prior to amending (or causing or permitting to be amended), modifying or waiving any of the provisions of the Constituent Documents of any Borrower Party that the Borrower reasonably believes constitutes a Material Amendment, Borrower will deliver a written notice (the “Proposed Modification Notice”) to the Administrative Agent (which Proposed Modification Notice may be delivered by electronic mail) setting forth the specific details of the proposed amendment, modification and/or waiver (each, a “Proposed Modification”). Administrative Agent shall determine, in its sole discretion (that is, the determination of the other Lenders shall not be required) on Administrative Agent’s good faith belief, whether such Proposed Modification is a Material Amendment, and shall use reasonable efforts to notify Borrower of its determination within five (5) Business Days of the date on which it is deemed to have received the Proposed Modification Notice pursuant to Section 9.01. If Administrative Agent determines that the Proposed Modification is a Material Amendment, the approval of the Required Lenders and Administrative Agent will be required (unless the approval of all Lenders is required consistent with the terms of Section 9.02(b)), and Administrative Agent shall promptly notify the Lenders of the Proposed Modification Notice, distributing, as appropriate, the Proposed Modification and any other relevant information provided by Borrower. If Administrative Agent shall request such approval of any Lender to such Proposed Modification, and not receive such approval or denial thereof in writing within ten (10) Business Days of the making of such request by Administrative Agent, as the case may be,
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such Lender shall be deemed to have given its approval to the request. If Administrative Agent determines that the Proposed Modification is not a Material Amendment, Borrower may make or permit to be made such amendment without the consent of the Administrative Agent or the Lenders. The Borrower’s failure to obtain the approval of the Required Lenders and Administrative Agent (or the approval of all Lenders if required consistent with the terms of Section 9.02(b)) for any Material Amendment that is entered into shall constitute a breach of this Section 6.03(b). Regardless of whether any such modification requires approval hereunder, all executed modifications of Constituent Documents shall be promptly sent to the Administrative Agent after the execution thereof.
(c)     Lines of Business. It will not engage to any material extent in any material line of business other than as permitted under its Constituent Documents.
Section 6.04     [Reserved].
Section 6.05     Environmental Liabilities. It will not, nor will it permit any of its Subsidiaries to, directly invest in any real property which could reasonably be expected to expose it or any of its Subsidiaries to any Environmental Liability or liability as a property owner which could reasonably be expected to have a Material Adverse Effect.
Section 6.06     Transactions with Affiliates. Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of Borrower or any of its Subsidiaries, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (b) transactions between or among Borrower and its Subsidiaries and (c) investments and Restricted Payments which are not prohibited by the terms of this Agreement.
Section 6.07     Restrictive Agreements. It will not enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) its ability to create, incur or permit to exist any Lien upon any of its property or assets, or (b) its ability to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to such Borrower Party or to Guarantee Indebtedness of such Borrower Party (collectively, a “Negative Pledge”) (other than any Negative Pledge created by the Loan Documents); provided that:
(i)     the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement and (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and
(ii)     clause (A) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof, and (C) Permitted Encumbrances.
Section 6.08     Fiscal Year; Fiscal Quarters. Borrower shall not change its fiscal year or any of its fiscal quarters, without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld or delayed.
Section 6.09     Employees. Borrower shall not employ or engage any employees at any time.
Section 6.10     ERISA. No Borrower Party shall take any action, or omit to take any action, which would (a) cause any of such Borrower Party’s (or, if applicable, Borrower’s) Assets to constitute Plan Assets subject to Title I of ERISA and/or Section 4975 of the Code or (b)
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assuming that no portion of the assets used by any Lender in connection with the Loans or the Commitments constitutes Plan Assets, unless the applicable Lender is relying on an available prohibited transaction exemption, the applicable conditions of which are at all relevant times satisfied, cause the transactions contemplated by the Loan Documents to be a non-exempt prohibited transaction under Section 4975(c)(1)(A) – (D) of the Code or Section 406(a) of ERISA that could subject the Administrative Agent and/or the Lenders, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.
Section 6.11     Change of Control. No Change of Control shall occur without the prior written consent of the Administrative Agent and the Required Lenders in their sole and absolute discretion.
Section 6.12     Certain Financial Covenants. The Borrower Parties shall comply with each of the following financial covenants (together with the covenant set forth in Section 6.01, the “Financial Covenants”); provided that, notwithstanding anything to the contrary contained herein, the investment value of NYC Retail Fund shall be included in the asset tests for the Financial Covenants, but so long as the total investment by Borrower in NYC Retail Fund is less than $100,000,000, liabilities of properties held under NYC Retail Fund shall be excluded from any calculation of the Financial Covenants.
(a)     Unencumbered Pool Leverage Ratio. The Borrower Parties will not permit the Unencumbered Pool Leverage Ratio to exceed 60% on the last day of any fiscal quarter during the term of this Agreement.
(b)     Minimum Unencumbered Interest Coverage Ratio. The Borrower Parties will not permit the ratio of the Unencumbered Interest Coverage Ratio to be less than 1.75 to 1.00 on the last day of any fiscal quarter during the term of this Agreement.
(c)     Minimum Qualified Assets. At all times there shall be at least ten (10) Qualified Assets with an aggregate asset value of at least $400,000,000 in the Unencumbered Asset Pool.
(d)     Minimum Occupancy. At all times, the Borrower Parties will cause Qualified Assets in the Unencumbered Asset Pool to have an aggregate weighted occupancy of greater than 80%.
(e)     Maximum Total Leverage Ratio. The Borrower Parties will not permit the Total Leverage Ratio to exceed 60% on the last day of any fiscal quarter during the term of this Agreement; provided that Borrower may elect a step up to 65% for two (2) consecutive quarters (a “Leverage Step Up Period”) following a Material Acquisition, provided that the Applicable Rate shall increase by 0.20% per annum during any such Leverage Step Up Period.
(f)     Fixed Charges Ratio. The Borrower Parties will not permit the Fixed Charges Ratio to be less than 1.50 to 1.00 on the last day of any fiscal quarter during the term of this Agreement.
(g)     Minimum Net Asset Value. The Borrower Parties will not permit Net Asset Value to be less than $1,500,000,000 plus 75% of net common equity investments raised as of the last day of any fiscal quarter during the term of this Agreement.
(h)     Maximum Secured Debt Ratio. The Borrower Parties will not permit the Total Secured Debt Ratio to exceed 50% on the last day of any fiscal quarter during the term of this Agreement.
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(i)     Maximum Secured Recourse Debt Ratio. Until such date as Borrower shall hold an investment grade credit rating from either Moody’s or S&P, the Borrower Parties will not permit the Total Secured Recourse Debt Ratio to equal or exceed 10% on the last day of any fiscal quarter during the term of this Agreement.
(j)     Maximum Restricted Payments. During the continuance of an Event of Default, Restricted Payments shall be limited to the minimum amount necessary to ensure continued qualification of REIT Borrower as a REIT under the Code.
(k)     Maximum Permitted Investments. (i) Annual permitted investments in undeveloped land, developments, non-Controlling Joint Ventures and Mortgage Receivables and Other Debt Receivables to be limited, on an individual basis, to no greater than (w) 5% of Total Asset Value in the case of undeveloped land, (x) 5% of Total Asset Value in the case of developments, (y) 15% of Total Asset Value in the case of non-Controlling Joint Ventures and (z) 15% of Total Asset Value in the case of Mortgage Receivables and Other Debt Receivables; provided that Other Debt Receivables shall not exceed 7.5% of Total Asset Value and such 7.5% shall be included within, and not in addition to, the 15% limitation set forth in clause (z); and (ii) annual permitted investments in undeveloped land, developments, non-Controlling Joint Ventures and Mortgage Receivables and Other Debt Receivables, to be limited, on an aggregate basis, to no greater than 35% of Total Asset Value, provided that failure to comply with any such limit shall not result in a Default or Event of Default but any such investments made in excess of the foregoing limits shall not be included in the calculation of Total Asset Value.
(l)     Constituent Document Limitations. Notwithstanding anything to the contrary contained in this Agreement, Borrower Parties shall at all times comply with all indebtedness and investment limitations contained in their Constituent Documents.
Article VII

EVENTS OF DEFAULT
Section 7.01     Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)     (i) Borrower shall fail to (A) pay as and when due and payable any principal on any of its Loans (whether by scheduled maturity, required prepayment, Acceleration, demand or otherwise), or (B) pay when due any interest on any of its Loans or (ii) any Borrower Party shall fail to pay when due any fees or any other amount payable hereunder or under any other Loan Document, and such failure to pay interest, fees or such other amounts described in clause (i) (B) or (ii) shall continue for five (5) Business Days after written notice thereof has been given to Borrower by the Administrative Agent;
(b)     any representation or warranty made or deemed made by or on behalf of any Borrower Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made and shall remain uncured for a period of more than fifteen (15) days after the earlier of (i) notice from Administrative Agent to such party with respect thereto or (ii) knowledge of such party with respect thereto;
(c)     any Borrower Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(b), 5.02, 5.03 (with respect to such Borrower
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Party’s existence), 5.08, 5.09, 6.01, 6.02, 6.03 (other than a default with respect to any notice required pursuant to Section 6.03(a)(iv)(B)), 6.11 or 6.12;
(d)     any Borrower Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in this Article, including Section 7.01(a) and Section 7.01(c)) or any other Loan Document (except to the extent a shorter time period is provided for in the applicable Loan Document) and such failure shall continue unremedied for a period of thirty (30) or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to such Borrower Party; provided that in the case of any such Default which is susceptible to cure but cannot be cured within thirty (30) days through the exercise of reasonable diligence, if (i) the Administrative Agent shall not have determined that such default is not susceptible of being cured within a maximum of ninety (90) days from the Administration Agent’s original notice of Default, and (ii) such Borrower Party commences such cure within the initial thirty (30) days period and diligently prosecutes same to completion, such period of thirty (30) days shall be extended for such additional period of time as may be reasonably necessary to cure same, but in no event shall such extended period exceed sixty (60) days;
(e)     any Borrower Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness that is Recourse to such Borrower Party in an aggregate amount of $20,000,000 or more, when and as the same shall become due and payable and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period;
(f)     any event or condition occurs that results in any Indebtedness of any Borrower Party that is Recourse to such Borrower Party in an aggregate amount of $20,000,000 or more with respect to such Borrower Party becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, and any such notice or cure periods have elapsed) the holder or holders of any such Recourse Indebtedness or any trustee or agent on its or their behalf to cause any such Recourse Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 7.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g)     an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)     any Borrower Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;
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(i)     [Reserved];
(j)     one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against any Borrower Party, and remain unsatisfied beyond applicable notice and cure periods (other than any judgment as to which a reputable insurance company has acknowledged coverage of such claim in writing or has acknowledged in writing its willingness to defend any such claim under a reservation of rights) and (i) any such judgment shall not be stayed, discharged, paid, bonded (or otherwise collateralized with cash) or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments which have not been paid, vacated, bonded or otherwise adequately collateralized;
(k)     [Reserved];
(l)     subject to Section 6.03(a), without the written consent of the Administrative Agent and the Required Lenders in each such party’s sole and absolute discretion, any Borrower Party shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including any Borrower Party) seeking the termination, dissolution or liquidation of any Borrower Party;
(m)     any Borrower Party shall disavow, revoke or terminate (except as a result of the express terms thereof) any Loan Document or shall otherwise challenge or contest in proceeding the validity or enforceability of any Loan Document;
(n)     Borrower shall fail or cease to qualify as a REOC or a VCOC or otherwise meet an exception under the Plan Assets Regulations, which failure or cessation causes the assets of Borrower to be deemed Plan Assets subject to Title I of ERISA and/or Section 4975 of the Code; or
(o)     assuming that no portion of the assets used by any Lender in connection with the Loans or the Commitments constitutes Plan Assets, unless the applicable Lender is relying on an available prohibited transaction exemption, the applicable conditions of which are at all relevant times satisfied, any event shall occur which causes the transactions contemplated by the Loan Documents to give rise to a nonexempt prohibited transaction under Section 4975(c)(1)(A) – (D) of the Code or Section 406(a) of ERISA that could subject the Administrative Agent and/or the Lenders, on account of any Loan or any other transaction contemplated by the Loan Documents, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA;
(p)     then, and in every such event (other than an event with respect to any Borrower Party described in Section 7.01(g) or Section 7.01(h)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take any or all of the following actions, at the same or different times (the second such action being referred to herein as an “Acceleration”): (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower Parties accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived
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by the Borrower Parties; and in case of any event with respect to Borrower described in clause (g) or (h) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower Parties accrued hereunder and under the other Loan Documents, shall automatically become due and payable (such automatic events being deemed an Acceleration hereunder), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower Parties, (iii) [Intentionally Deleted], and (iv) exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents and applicable law; and in case of any event with respect to Borrower described in clause (g) or (h) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower Parties accrued hereunder and under the other Loan Documents, shall automatically become due and payable (such automatic events being deemed an Acceleration hereunder), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower Parties.
Section 7.02     Remedies. Notwithstanding anything to the contrary set forth in the previous paragraph, if at any time after Acceleration of the maturity of the Loans and the other Obligations pursuant to the previous paragraph, Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by Acceleration (with interest on principal and, to the extent permitted by applicable law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of Acceleration) shall become remedied or waived to the satisfaction of the Lenders required to approve such actions pursuant to Section 9.02, then by written notice to Borrower, the Required Lenders may elect, in the sole discretion of each such Required Lender, to rescind and annul the Acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Required Lenders, and are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any Acceleration hereunder, even if the conditions set forth herein are satisfied.
Section 7.03     Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.21, be applied by the Administrative Agent as follows:
(a)     first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);
(b)     second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and disbursements and other charges of counsel to the Lenders payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;
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(c)     third, to payment of that portion of the Obligations constituting unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;
(d)     fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (d) payable to them;
(e)     fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(f)     finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.
Article VIII

THE ADMINISTRATIVE AGENT
Section 8.01     Authorization and Action.
(a)     Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)     As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as
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Administrative Agent or any of its Affiliates in any capacity. Each Lender of a Facility hereby agrees that, except as otherwise set forth herein, any action taken by the Majority Facility Lenders under such Facility in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Majority Facility Lenders under such Facility of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders under such Facility. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)     In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent, each Arranger and each Syndication Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i)     the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and
(ii)     nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)     The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)     The Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but shall have the benefit of the indemnities provided for hereunder.
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(f)     In case of the pendency of any proceeding with respect to any Borrower Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 10.03) allowed in such judicial proceeding; and
(ii)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(g)     The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.
Section 8.02     Administrative Agent’s Reliance, Limitation of Liability, Etc.
(a)     Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed
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signature page) or for any failure of any Borrower Party to perform its obligations hereunder or thereunder.
(b)     The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.
(c)     Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Borrower Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Section 8.03     Posting of Communications.
(a)     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)     Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-
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deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)     THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM (EXCEPT TO THE EXTENT ARISING FROM THE ADMINISTRATIVE AGENT’S OR LENDER’S GROSS NEGLIGENCE OR WILFULL MISCONDUCT).
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)     Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)     Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
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(f)     Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 8.04     The Administrative Agent Individually. With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, as the case may be. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.
Section 8.05     Successor Administrative Agent.
(a)    The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower Parties (so long as no Event of Default is continuing), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank that, in either case, is regularly engaged in the business of making or owning commercial loans similar to the Loans or holding interests therein, and is regularly engaged in the performance of administrative agency functions in respect of such loans. In any case, notwithstanding anything stated herein to the contrary, any such appointment of a successor Administrative Agent shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement (except for any liability to any Borrower Party first arising prior to such acceptance) and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.
(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the
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retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except for any liability to any Borrower Party first arising prior to such resignation); and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 8.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent (except for any liability to any Borrower Party first arising prior to such resignation).
Section 8.06     Acknowledgements of Lenders.
(a)    Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower Parties, or purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
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(b)     Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)     (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)     Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of
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the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)     The Borrower and each other Borrower Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Borrower Party, except in the case of clause (y), to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Borrower Party.

(iv)     Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(d)    The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Borrower Parties) between the Borrower Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Borrower Parties or their Affiliates may provide information, including updates to previously provided information to name the JPM entities acting as agents and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrower Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Borrower Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Borrower Party.

Section 8.07     Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party
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hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Borrower Party, that at least one of the following is and will be true:
(i)     such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments;
(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable (and any conditions related thereto have been satisfied) with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans the Commitments and this Agreement;
(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Borrower Party, that none of the Administrative Agent, any Arranger, any Syndication Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)     The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate
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thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.08     Borrower Communications.
(a)     The Administrative Agent and the Lenders agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent in its reasonable discretion to be its electronic transmission system (the “Approved Borrower Portal”).
(b)     Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, and the Borrowers acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, and the Borrowers hereby approve distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)     THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL ANY APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY BORROWER PARTY, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF A BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower Party pursuant to any Loan
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Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
(d)     Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)     Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 8.09
Article IX

MISCELLANEOUS
Section 9.01     Notices.
(a)     Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or other electronic delivery, as follows:
(i)     if to any Borrower Party, to it at 333 West Wacker Drive, Suite 2300, Chicago, Illinois, 60606, Attention of Gregg Falk (Telecopy No. (312) 601-1927; Telephone No. (312) 897-4099), with a copy to Kirkland & Ellis LLP, 333 West Wolf Point Plaza, Chicago, IL 60654, Attention: Rachel Brown (Facsimile No. (312) 862-2200; Telephone No. (312) 862-5275);
(ii)     if to the Administrative Agent, to it at an address separately communicated by the Administrative Agent to the Borrower, with a copy to Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019, Attention: Chris Delson (Facsimile No. (212) 468-7900; Telephone No. (212) 903-7832); and
(iii)     if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(iv)     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)     Notices and other communications to any Borrower Party, the Lenders and the Administrative Agent hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The
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Administrative Agent or any Borrower Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)     Any party hereto may change its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto (or, in the case of any such change by a Lender, by written notice to Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 9.02     Waivers; Amendments.
(a)     No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Borrower Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.
(b)     Amendments. Subject to Section 2.13(b), (c) and (d) and Section 9.02(c) below, and except as otherwise expressly provided in this Agreement and ministerial modifications of the Loan Documents (which shall only require the consent of the Administrative Agent and Borrower), neither this Agreement nor any provision hereof may be waived or Modified except pursuant to an agreement or agreements in writing entered into by the Borrower Parties and the Required Lenders or by the Borrower Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv)  change Section 2.09, 2.17(b), (c) or (d) or 7.03 in a manner that would alter the pro rata sharing of payments or application of payments (in the case of Section 7.03)
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required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term “Required Lenders”, “Majority Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive or Modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi)  release Borrower from its liability with respect to the repayment of the Loans without the written consent of each Lender or (vii) release any Guarantor other than as specifically provided in Section 2.20 or Section 10.03, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder, including any provision of Section 2.21, without the prior written consent of the Administrative Agent.
(c)     If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. The Administrative Agent shall promptly furnish to each Lender a copy of any modification entered into pursuant to this Section 9.02(c). The failure to deliver any such copy shall not affect the validity or effectiveness of such modification.
Section 9.03     Expenses; Limitation of Liability; Indemnity; Damage Waiver.
(a)     Costs and Expenses. The Borrower Parties shall jointly and severally pay (i) all reasonable and documented, out-of-pocket, expenses actually incurred by the Administrative Agent, the Arranger and their Affiliates, including the reasonable and documented, out-of-pocket, fees, charges and disbursements of one outside counsel, plus local and special counsel, collectively for the Administrative Agent and the Arranger, in connection with the syndication of the credit facilities provided for herein, (ii) all reasonable and documented, out-of-pocket, expenses actually incurred by the Administrative Agent, but only including the reasonable and documented, out-of-pocket, fees, charges and disbursements of one outside counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) [Intentionally Deleted], and (iv) all reasonable and documented, out-of-pocket, expenses actually incurred by the Administrative Agent or any Lender, but only including the reasonable fees, charges and disbursements of one outside counsel and one local or bonus counsel (unless there shall exist an actual conflict of interest among such the applicable Indemnitees, and in such case, not more than two separate sets of counsel (excluding the local or bonus counsel)) collectively for the Administrative Agent and any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred in connection with any workout, restructuring or negotiations in respect of such Loans.
(b)     Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any Borrower Party shall not assert, and the Borrower and each Borrower Party hereby waives, any claim against the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising on any theory of liability for (i) any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Facility, the Loan Documents or the Transactions or (ii) from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the internet,
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the Approved Electronic Platform and the Approved Borrower Portal); provided that, the foregoing limitation in this clause (ii) will not apply to Liabilities to the extent that they have resulted from the fraud, willful misconduct, bad faith or gross negligence of any Lender-Related Person (as determined by a final, non-appealable judgment of a court of competent jurisdiction); provided that, nothing in this Section 9.03(b) shall relieve the Borrower and each Borrower Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)     Indemnification by the Borrower Parties. The Borrower Parties shall indemnify the Administrative Agent, each Lender, each Arranger, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from and against, any and all actual Liabilities (excluding, for avoidance of doubt, any special, indirect, consequential or punitive damages except to the extent payable to a third party) and related reasonable and documented, out-of-pocket, expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, actually incurred by any Indemnitee directly arising out of, in connection with, or as a result of (i) the execution, delivery, performance or enforcement of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby (the liability of Borrower under clause (i) to be joint and several), (ii) any Loan to Borrower for the account of Borrower or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any of the Borrower Parties or any of their Subsidiaries, or any Environmental Liability related in any way to any of the Borrower Parties or their Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or any other Borrower Party or its or their respective equity holders, Affiliates, creditors or any other third Person and, whether based on contract, tort or any other theory; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from (x) the fraud, gross negligence, bad faith or willful misconduct of such Indemnitee, (y) a dispute solely among the Indemnitees that did not arise from an act or omission of the Borrower or any of its affiliates (other than any claims against JPMorgan or any of its Affiliates in its capacity or in fulfilling its role as an administrative agent, arranger or any similar role in respect of the Facility, this Agreement or any other Loan Documents), or (z) a breach of this Agreement or any other Loan Document by such Indemnitee. This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent actual losses, claims or damages arising from any non-Tax claim. Notwithstanding anything set forth in this Agreement or the other Loan Documents to the contrary, in no event shall any Borrower Party be liable for (i) fees and expenses of more than one counsel plus local or special counsel to collectively represent all Indemnitees (unless there shall exist an actual conflict of interest among such Indemnitees, and in such case, not more than two separate sets of counsel for the collective representation of all Indemnitees) in connection with any one such action or any separate but substantially similar or related actions in the same jurisdiction, or (ii) any settlement of a Proceeding effected without Borrower’s written consent (which shall not be unreasonably, withheld, conditioned or delayed).
(d)     Reimbursement by Lenders. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a), (b) or (c) of this Section 9.03 to the Administrative Agent, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall
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have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(e)     Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve any Borrower Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(f)     Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor.
Section 9.04     Successors and Assigns.
(a)     Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (e) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)     Assignments by Lenders.
(i)     Subject to the conditions set forth in this Section 9.04 (including, without limitation paragraph (b)(ii) below) any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans, at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
        (A) Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the
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Administrative Agent within ten (10) Business Days after having received written notice thereof; provided further that no consent of Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment that results as a result of a merger of a Lender with another financial institution, and if an Event of Default has occurred and is continuing, no consent of the Borrower shall be required with respect to any other assignee; and

        (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or Loans to (1) an assignee that is a Lender (other than a Defaulting Lender) with a Commitment or Loans immediately prior to giving effect to such assignment or (2) a Lender, an Affiliate of a Lender, an Approved Fund or an assignment that results as a result of a merger of a Lender with another financial institution.

(ii)     Assignments shall be subject to the following additional conditions:
        (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of Borrower and the Administrative Agent otherwise consent in writing; provided that no such consent of Borrower shall be required if an Event of Default has occurred and is continuing;

        (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents;

        (C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

        (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

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        (E) each assignment must be for a pro rata portion of such assignor’s Revolving Credit Commitment, Revolving Credit Loans, Term Loan Commitment and Term Loans.

(iii)     Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (except for any liability to any Borrower Party first arising prior to such assignment) (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
(c)     Maintenance of Register by the Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower (such agency being solely for tax purposes), shall maintain at one of its offices in Phoenix a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and, absent manifest error, Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties hereto agree and intend that the Loans shall be treated as being in “registered form” for the purposes of the Code (including Sections 163(f), 165(j), 871(h)(2), 881(c)(2), and 4701 of the Code), and the Register shall be maintained in accordance with such intention.
(d)     Effectiveness of Assignment. Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
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(e)     Participations. Any Lender may, without the consent of, the Borrower Parties, the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower Parties agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant of which the Borrower has been given notice also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower Parties (such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)     Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any
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of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)     No Assignments to the Borrower Parties or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Borrower Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender.
Section 9.05     Survival.
All covenants, agreements, representations and warranties made by any Borrower Party herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement (other than unaccrued contingent obligations) is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.
Section 9.06     Counterparts; Integration; Effectiveness; Electronic Execution.
(a)     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)     Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an
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image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Borrower Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Borrower Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Borrower Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Borrower Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 9.07     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender (other than Defaulting Lenders) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, but with the prior written consent of the Administrative Agent, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than trust and tax withholding accounts), and other obligations at any time owing, by such Lender, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower Parties may be contingent or unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to (i) obtain Administrative Agent’s prior written consent to any such setoff and application and (ii) notify the Borrower and the Administrative
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Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application so long as the Administrative Agent’s consent is obtained in accordance with the preceding clause (i).
Section 9.09     Governing Law; Jurisdiction; Service of Process; Etc.
(a)     Governing Law. This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York. Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(b)     Submission to Jurisdiction. Each of the parties hereto, including each Borrower Party, hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)     Waiver of Venue. Each of the parties hereto, including each Borrower Party, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)     Service of Process. Each Borrower Party hereby irrevocably appoints Corporation Service Company (the “Process Agent”) with an office on the date hereof at 80 State Street, Albany, New York 12207-2543 as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding. Such service may be made by mailing or delivering a copy of such process to any Borrower Party, in care of the Process Agent at the Process Agent’s above address and each Borrower Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Administrative Agent and each Lender agree to mail to Borrower and Guarantors at their address provided in Section 9.01 a copy of any summons, complaint, or other process mailed or delivered by it to any Borrower Party, as applicable, in care of the Process Agent. As an alternate method of service, each Borrower Party also irrevocably consents to the service of any and all process in any such suit, action or proceeding in the manner provided for notices in Section 9.01. Each Borrower Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 9.09 shall be by certified mail, return receipt requested. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
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Section 9.10     WAIVER OF JURY TRIAL.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.11     Limitation of Liability.
The Loans and the Obligations shall be fully recourse to the Borrower Parties. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement or the other Loan Documents shall be had against any Investor or the officers, directors, employees, constituent members or owners of any Borrower Party or the Investors (each, a “Non-Recourse Party”) and no such Non-Recourse Party shall be personally liable for the payment of the Loans or other amounts due in respect thereof (all such liability being expressly waived and released by each Lender and the Administrative Agent); provided, however, that the foregoing shall not be construed so as to exonerate or exculpate any Non-Recourse Party from any liability by reason of fraud, willful misconduct, gross negligence or willful misapplication of funds by such party.
Section 9.12     Headings.
Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13     Confidentiality.
Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Subsidiaries and Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors and consultants that have a need for such information in connection with this Agreement and the Transaction (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any
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prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors or consultants) to any swap, derivative or insurance transaction relating to the Borrower Parties and their obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the written consent of Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower Parties if the Administrative Agent or Lender does not otherwise have actual knowledge that such information should be kept confidential. For the purposes of this Section 9.13, “Information” means all information received from or on behalf of the Borrower Parties relating to Borrower Parties, their Subsidiaries or Affiliates or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower Parties and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Borrower Parties after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
For the avoidance of doubt, nothing in this Section 9.13 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.13 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 9.14     Additional Commitments. At any time prior to the Maturity Date, the Borrower shall have the right, exercisable no more than four (4) times, to request that the Administrative Agent obtain additional Term Loan Commitments and/or Revolving Credit Commitments in excess of the Lenders’ then outstanding Term Loan Commitments and/or Revolving Credit Commitments in a minimum increment of at least Twenty-Five Million Dollars ($25,000,000), or integral multiples of Five Million Dollars ($5,000,000) in excess thereof (the requested amount being, the “Additional Commitment Amount”), subject to the following:
(a)     The aggregate amount of the Lenders’ Commitments shall not exceed One Billion Three Hundred Million Dollars ($1,300,000,000).
(b)     Any such request shall be made by the Borrower giving written notice (the “Additional Commitment Notice”) to the Administrative Agent prior to the Maturity Date, which
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notice shall set forth such details with respect thereto as are reasonably requested by the Administrative Agent. Upon receipt of the Additional Commitment Notice, the Administrative Agent shall notify the then existing Lenders of the terms of such Additional Commitment Notice and each Lender’s pro rata share of the proposed Additional Commitment Amount. If any Lender does not accept in writing within ten (10) Business Days the offer to increase its respective Commitment, which each Lender may do in its sole and absolute discretion, the Administrative Agent shall further offer the rejected shares to the Lenders that have accepted the proposed increase in their Commitments (each an “Accepting Lender”), pro rata based on the sum of their then existing Commitments plus any additional portion of the Additional Commitment Amount which they have previously accepted. If any Lender shall not accept in writing its pro rata share of the Additional Commitment Amount within ten (10) Business Days after receipt of an offer (including any offer for a portion of the Additional Commitment Amount rejected by another Lender), such Lender shall be deemed to have rejected such offer. The Administrative Agent shall notify the Borrower of all acceptances and rejections with respect to the Additional Commitment Amount by the Lenders. If such acceptances are satisfactory to the Borrower, the Commitments of the Accepting Lenders shall be increased by their respective portions of the Additional Commitment Amount without the consent of any other Lender, subject, however, to (i) no Default or Event of Default being in existence at such time, (ii) the Borrower issuing substitute Notes to the Accepting Lenders in accordance with Section 2.09(f) if so requested by them, (iii) the Accepting Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each Accepting Lender’s pro rata share of outstanding Loans matches the ratio of its increased Commitment to the aggregate amount of all revised Commitments after giving effect to the Additional Commitment Amount, (iv) the Borrower certifying that the representations and warranties of the Borrower Parties set forth herein (as updated from time to time in accordance with this Agreement) and in the other Loan Documents are true and correct in all material respects (without duplication of materiality qualifiers) on and as of the date of the increase (except if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (v) the Borrower Parties, the Accepting Lenders and the Administrative Agent executing such other documents evidencing such adjustments in the Commitments and the Loans as shall be reasonably acceptable to the Borrower, the Accepting Lenders, the Administrative Agent, (vi) the Borrower paying the Administrative Agent for the account of each Accepting Lender such upfront fees as shall be agreed to by the Borrower, (vii) the Borrower paying the Arranger such fees, if any, as shall be agreed to by the Borrower and the Arranger prior to the Administrative Agent commencing its efforts under this paragraph (b), (viii) the Borrower paying all of the Administrative Agent’s reasonable and documented, out-of-pocket, expenses in connection with the foregoing. The Administrative Agent shall promptly pay to the applicable Lenders their share of any payments received from the Accepting Lenders in accordance with the immediately preceding sentence.
(c)     Notwithstanding anything to the contrary contained herein, if the Lenders do not accept increases in their aggregate Commitments in the full amount of the Additional Commitment Amount, the Borrower may designate one or more proposed lenders to the Administrative Agent to become Lenders under this Agreement with respect to such balance of the Additional Commitment Amount (but in no event with proposed commitments of less than $5,000,000 unless the Administrative Agent consents thereto which consent shall not be unreasonably withheld, conditioned or delayed), subject in each case to the prior approval of the Administrative Agent, which approvals shall not be unreasonably withheld, conditioned or delayed so long as such proposed lenders are not Ineligible Institutions. If such proposed lenders are so approved, such lenders shall become additional Lenders under this Agreement in accordance with their respective Commitments without the consent of any other Lenders, subject, however, to (i) no Default or Event of Default being in existence at the time of increase, (ii) the Borrower issuing substitute Notes to the new Lenders in accordance with Section 2.09(f),
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(iii) such new Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each new Lender’s pro rata share of outstanding Loans matches the ratio of its Commitment to the aggregate amount of all Commitments after giving effect to the Additional Commitment Amount, (iv) the Borrower certifying that the representations and warranties of the Borrower Parties set forth herein (as updated from time to time in accordance with this Agreement) and in the other Loan Documents are true and correct in all material respects (without duplication of materiality qualifiers) on and as of the date of the increase (except if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (v) the Borrower Parties, the new Lenders and the Administrative Agent executing such other documents evidencing their addition as Lenders hereunder and the adjustment of the Commitments and Loans, as shall be reasonably acceptable to the Borrower and the Administrative Agent, and (vi) the Borrower paying all of the Administrative Agent’s reasonable, and documented, out-of-pocket expenses in connection with the foregoing. The Administrative Agent shall promptly pay to the applicable Lenders their share of any payments received from such new Lenders in accordance with the immediately preceding sentence.
(d)     Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, each Lender hereby authorizes the Administrative Agent (on behalf of the Lenders) to enter into Modifications of this Agreement and the other Loan Documents to the extent necessary to reflect the adjustment of the Commitments and Loans, the addition of new Lenders and the other matters contemplated by this Section 9.14. The Administrative Agent shall promptly furnish to each Lender a copy of any modification entered into pursuant to this Section 9.14(d). The failure to deliver any such copy shall not affect the validity or effectiveness of such modification.
Section 9.15     USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act of 2001 (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower Party, which information includes the name and address of such Borrower Party and other information that will allow such Lender to identify such Borrower Party in accordance with the Act.
Section 9.16     Material Non-Public Information.
(a)     EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.13 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)     ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER PARTIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN
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MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.17     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)     the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)     the effects of any Bail-In Action on any such liability, including, if applicable:
(i)     a reduction in full or in part or cancellation of any such liability;
(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.18     Interest Rate Limitation
(a)     . Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, shall have been received by such Lender.
Section 9.19     No Fiduciary Duty, Etc.
(a)      The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower Parties with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower Party or any other Person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower Parties as to any legal, tax, investment, accounting,
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regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrower Parties with respect thereto.
(b)     The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower Party and other companies with which such Borrower Party may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c)     In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower Parties may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower Parties by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower Parties in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower Party, confidential information obtained from other companies.
Section 9.20     Amendment and Restatement of the Third Amended and Restated Credit Agreement; Consequences of Effective Date. This Agreement amends and restates the Third Amended and Restated Credit Agreement in its entirety. Any reference to the Third Amended and Restated Credit Agreement, whether in any other Loan Document or otherwise, shall be deemed to reference this Agreement from and after the Effective Date as this Agreement may be amended from time to time. Any promissory note issued to any lender under the Third Amended and Restated Credit Agreement shall be deemed cancelled on the Effective Date and promptly returned to Borrower. Any outstanding loans made under the Third Amended and Restated Credit Agreement shall be deemed repaid on the Effective Date with Loans made under this Agreement.
Section 9.21     Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing
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such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 9.22
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UNENCUMBERED ASSET POOL
Section 10.01     Minimum Unencumbered Asset Value. Subject to the terms and conditions set forth in this Section, the Borrower may voluntarily remove any Qualified Asset from the Unencumbered Asset Pool (including as a result of any financing, sale, transfer or other disposition of any Qualified Asset in accordance with the terms of the Loan Documents). Notwithstanding the foregoing, the Borrower shall not, and shall not permit any other Borrower Party or any Subsidiary of the Borrower or any other Borrower Party or any Subsidiary Owner to,
(a)     sell, transfer or otherwise dispose of any Qualified Asset included in the calculation of the Unencumbered Asset Value;
(b)     remove any Qualified Asset from the calculation of the Unencumbered Asset Value (whether as a result of such Qualified Asset failing to satisfy the requirements set forth in the definition thereof or otherwise); or
(c)     substitute any Project for any existing Qualified Asset or Assets;
unless, immediately following such sale, transfer, disposition, removal or substitution (i) the Loans made by the Lenders shall not exceed the Available Commitment and (ii) none of the Unencumbered Asset Value shall be derived from Qualified Assets other than Projects satisfying the criteria for “Qualified Assets” as defined herein.
Section 10.02     Replacement of Qualified Assets within the Unencumbered Asset Pool. At any time after the date hereof, the Borrower shall have the right to cause Qualified Assets to be removed from, substituted, or added to, the Unencumbered Asset Pool, provided that each of the following conditions are satisfied:
(a)     In the case of a removal from the Unencumbered Asset Pool (or substitution of a Qualified Asset), no Default or Event of Default shall exist or result from such removal or substitution;
(b)     Administrative Agent shall have received a Compliance Certificate and a Borrowing Base Certificate reflecting such removal, addition or substitution (provided that for purposes of determining compliance with the covenants contained in Sections 6.12 and 10.01,
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the calculations contained in such Compliance Certificate and Borrowing Base Certificate shall be prepared based upon the financial information most recently delivered by the Borrower pursuant to Sections 5.01(a) and (c), updated for any Qualified Asset acquired, removed or substituted since the delivery of the last Compliance Certificate and Borrowing Base Certificate pursuant to Sections 5.01(e) and (f)), together with a statement of: (x) the identity of the Project to be removed or added; (y) the Unencumbered Asset Value attributable to such Project; and (z) the acquisition cost of such Project(s);
(c)     Following such removal, addition or substitution, Borrower Parties shall remain in compliance with the Unencumbered Pool Leverage Ratio, the Minimum Unencumbered Interest Coverage Ratio, the Minimum Qualified Assets and the Minimum Occupancy covenants set forth in Section 6.12.
(d)     In the case of an addition to the Unencumbered Asset Pool, Administrative Agent shall have received the following with respect to the applicable asset: (i) any appraisal obtained by the Borrower (provided that, with respect to any newly acquired Qualified Asset, Borrower may elect not to obtain an appraisal in connection with the acquisition of such Qualified Asset but shall, in such event, obtain an appraisal within six (6) months following such acquisition), a recently issued title policy (including underlying documents, if requested), recent environmental report, Project summary and such other information and documentation as may be reasonably necessary for the Administrative Agent to determine whether the Project qualifies as a Qualified Asset, (ii) within ten (10) Business Days of the receipt of the information required pursuant to clause (i) above, historical operating reports for the Project for the prior three (3) years (if available), the Project budget for the current year, the pro forma Project budget for the coming year (if available), current rent roll, any available current appraisals and valuations, and copies of any commercial lease covering at least fifteen percent (15%) of the rentable space at the Project, and lease abstracts if available and (iii) any additional information the Administrative Agent may reasonably request; and
(e)     In the case of an addition to the Unencumbered Asset Pool, such Project shall be Wholly-Owned by Borrower or a Subsidiary Owner, and, if owned by a Subsidiary Owner, the Borrower shall deliver to the Administrative Agent the documents required pursuant to Sections 2.20 (b)(i), (ii) and (iii) in order for the applicable Supplemental Guarantor to become a party to the Affiliate Guaranty.
Upon the Administrative Agent’s receipt of each of the items set forth in clauses (b), (c), (d) and (e) above, as applicable, the Administrative Agent shall notify the Borrower within ten (10) Business Days whether or not (i) a Project proposed to be added as a Qualified Asset satisfies the definition of Qualified Asset or (ii) a Person proposed to be added as a Subsidiary Owner satisfies the definition of Subsidiary Owner (such confirmation not to be unreasonably withheld, delayed or conditioned), and, in the event that the Administrative Agent has not made such determination at the expiration of ten (10) Business Days after the Administrative Agent’s receipt of the items listed above, such Qualified Asset shall be deemed to satisfy the definition of Qualified Asset or such Person proposed to be added as a Subsidiary Owner shall be deemed to satisfy the definition of Subsidiary Owner, as applicable. Additionally, the Administrative Agent shall have a period of ten (10) Business Days from the receipt of the information required pursuant to clause (d)(ii) above to approve or modify the Unencumbered Asset Value of a Qualified Asset for purposes hereof and unless and until such determination is made by the Administrative Agent (such determination to be made in the Administrative Agent’s reasonable
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discretion), such value shall be the Unencumbered Asset Value of the Qualified Asset that was assigned to it by the Borrower pursuant to clause (b)(y) above.
Section 10.03     Release of Guarantors. In connection with the removal of any Qualified Asset from the Unencumbered Asset Pool (including in connection with releases pursuant to Section 2.20), the Administrative Agent shall simultaneously release the applicable Guarantor from the Affiliate Guaranty so long as Borrower shall have previously delivered to the Administrative Agent the items required by Sections 10.01 and 10.02 to remove a Qualified Asset from the calculation of Unencumbered Asset Value.
Article XI

JOINT AND SEVERAL LIABILITY
Section 11.01     Definitions and Background. Each Borrower acknowledges that it will each receive substantial benefits from the Lenders’ extension of credit pursuant to this Agreement to the Borrower on the joint and several basis provided for herein and in the Loan Documents. The parties to this Agreement acknowledge and agree that the intention of the parties is that each Borrower shall be direct, primary, joint and several obligors with respect to all Obligations (except to the extent expressly provided to the contrary in this Agreement). However, in the event that for any reason any Borrower (in such event, such party is referred to herein as a “Secondary Obligor”) is held or deemed to be a guarantor of or surety for the payment and performance of the obligations of one or more other Borrower (in such event, such other party(ies) is referred to herein as a “Primary Obligor”) under this Agreement or any of the other Loan Documents (such obligations are collectively referred to herein as the “Primary Obligor Obligations” and all documents evidencing, securing or relating to the Primary Obligor Obligation are referred to herein as the “Primary Obligor Documents”), each Primary Obligor and Secondary Obligor hereby agree as follows.
Section 11.02     Rights of the Administrative Agent and Lenders. Without modifying or otherwise limiting any of a Primary Obligor’s rights under this Agreement or the other Loan Documents with respect to any or all of the following acts, each Secondary Obligor authorizes the Administrative Agent and the Lenders to perform any or all of the following acts at any time in their sole discretion, all without notice to the Secondary Obligor and without affecting the rights of the Administrative Agent or the Lenders or the Secondary Obligor’s obligations under this Agreement and the Loan Documents:
(a)     The Administrative Agent or the Lenders may alter any terms of the Primary Obligor Obligations or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Primary Obligor Obligations or any part thereof.
(b)     The Administrative Agent or the Lenders may take and hold security for the Primary Obligor Obligations, accept additional or substituted security therefor, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.
(c)     The Administrative Agent or the Lenders may direct the order and manner of any sale of all or any part of any security now or later to be held for the Primary Obligor Obligations, and the Administrative Agent or the Lenders may also bid at any such sale.
(d)     The Administrative Agent or the Lenders may apply any payments or recoveries from any Primary Obligor, any Secondary Obligor or any other source, and any proceeds of any security, to the Primary Obligor Obligations in such manner, order and priority as the Administrative Agent or the Lenders may elect.
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(e)     The Administrative Agent or the Lenders may release any Primary Obligor from its liability for the Primary Obligor Obligations or any part thereof.
(f)     The Administrative Agent or the Lenders may substitute, add or release any one or more guarantors or endorsers.
Section 11.03     Obligations of Secondary Obligor to be Absolute. Each Secondary Obligor expressly agrees that until all Obligations have been paid and performed in full, the Secondary Obligor shall not be released by or because of:
(a)     Any act or event which might otherwise discharge, reduce, limit or modify the Secondary Obligor’s obligations under this Agreement or the other Loan Documents;
(b)     Any waiver, extension, modification, forbearance, delay or other act or omission of the Administrative Agent or the Lenders, or any failure to proceed promptly or otherwise against any Primary Obligor, the Secondary Obligor or any security;
(c)     Any action, omission or circumstance which might increase the likelihood that the Secondary Obligor may be called upon to perform under this Agreement or the other Loan Documents or which might affect the rights or remedies of the Secondary Obligor against any Primary Obligor; or
(d)     Any dealings occurring at any time between a Primary Obligor and the Administrative Agent or the Lenders, whether relating to the Primary Obligor Obligations or otherwise.
(e)     Each Secondary Obligor hereby acknowledges that, absent this Section 11.03, the Secondary Obligor might have a defense to its Obligations as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. Each Secondary Obligor hereby expressly waives and surrenders any defense to any liability on account of its Obligations based upon any of such acts, omissions, agreements, waivers or matters.
Section 11.04     Waivers of Defenses.
Each Secondary Obligor waives:
(a)     Any right it may have to require the Administrative Agent or the Lenders to proceed against any Primary Obligor, proceed against or exhaust any security held from any Primary Obligor, or pursue any other remedy in the Administrative Agent’s or Lenders’ power to pursue;
(b)     Any defense based on any claim that the Secondary Obligor’s obligations exceed or are more burdensome than those of any Primary Obligor;
(c)     Any defense based on: (i) any legal disability of any Primary Obligor; (ii) any release, discharge, modification, impairment or limitation of the liability of any Primary Obligor to the Administrative Agent or the Lenders from any cause, whether consented to by the Administrative Agent or the Lenders or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (“Insolvency Proceeding”) and (iii) any rejection or disaffirmance, of the Primary Obligor Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceedings;
(d)     Any defense based on any action taken or omitted by the Administrative Agent or the Lenders in any Insolvency Proceeding involving any Primary Obligor, including
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any election to have their claim allowed as being secured, partially secured or unsecured, any extension of credit by the Administrative Agent or the Lenders to any Primary Obligor in any Insolvency Proceeding and the taking and holding by the Administrative Agent or the Lenders of any security for any such extension of credit;
(e)     All presentments, demands for performance, notice of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of the Obligations and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind, but only in Secondary Obligor’s capacity as Secondary Obligor and not in its capacity as Primary Obligor or as otherwise provided in the Loan Documents; and
(f)     Any defense based on or arising out of any action of the Administrative Agent or the Lenders described in Section 11.02 or 11.03 above, subject to the provisions of Sections 11.02 and 11.03 above.
Section 11.05     Impairment of Subrogation Rights.
(a)     Upon an Event of Default by any Primary Obligor, the Administrative Agent in its sole discretion, without prior notice (except as required by this Agreement or applicable law) to or consent of the Secondary Obligor, may elect to foreclose either judicially or nonjudicially against any real or personal property security, if any, it may hold for the Primary Obligor Obligations, or accept a transfer of any such security in lieu of foreclosure, or compromise or adjust the Primary Obligor Obligations or any part thereof or make any other accommodation with the Primary Obligor, or exercise any other remedy against the Primary Obligor or any security. No such action by the Administrative Agent shall release or limit the liability of the Secondary Obligor, who shall remain liable for the Obligations after the action, even if the effect of the action is to deprive the Secondary Obligor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from a Primary Obligor for any sums paid to the Administrative Agent or any Lender, whether contractual or arising by operation of law or otherwise. Each Secondary Obligor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property held by the Administrative Agent or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Primary Obligor Obligations.
(b)     Regardless of whether the Secondary Obligor may have made any payments to the Administrative Agent or the Lenders, each Secondary Obligor hereby waives: (i) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from the Primary Obligor or any other party for any sums paid to the Administrative Agent or the Lenders whether contractual or arising by operation of law or otherwise, (ii) all rights to enforce any remedy that the Administrative Agent or the Lenders may have against the Primary Obligor, and (iii) all rights to participate in any security now or later held by the Administrative Agent or the Lenders for the Primary Obligor Obligations. Each Secondary Obligor further agrees that, to the extent the foregoing waiver is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, contribution and indemnification the Secondary Obligor may have against the Primary Obligor or against any collateral or security, shall be junior and subordinate to any rights the Administrative Agent or the Lenders may have against the Primary Obligor, and to all right, title and interest the Administrative Agent or the Lenders may have in any such collateral or security. If any amount shall be paid to the Secondary Obligor on account of any such subrogation, reimbursement, contribution or indemnification rights at any time when all the Primary Obligor Obligations have not been paid in full, such amount shall be held in trust by the Secondary Obligor and shall forthwith be paid over to the Administrative Agent to be credited and applied against the Primary Obligor Obligations, whether matured or unmatured, in accordance with the terms of the Primary Obligor Documents. The waivers given in this Section
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11.05(b) shall be effective until the Primary Obligor Obligations have been paid and performed in full.
Section 11.06     Revival and Reinstatement. If the Administrative Agent or any Lender is required to pay, return or restore to the Primary Obligor or any other person any amounts previously paid on the Primary Obligor Obligations because of any Insolvency Proceeding of the Primary Obligor, any stop notice or any other reason, the obligation of the Secondary Obligor shall be reinstated and revived and the rights of the Administrative Agent and the Lenders shall continue with regard to such amounts, all as though they had never been paid.
Section 11.07     Primary Obligor’s Financial Condition. Each Secondary Obligor assumes full responsibility for keeping informed of a Primary Obligor’s financial condition and business operations and all other circumstances affecting a Primary Obligor’s ability to pay and perform its obligations to the Administrative Agent, and agrees that the Administrative Agent shall have no duty to disclose to the Secondary Obligor any information which the Administrative Agent may receive about any Primary Obligor’s financial condition, business operations, or any other circumstances bearing on its ability to perform.
Section 11.08     Intent of Waivers. The waivers and other provisions of this Article XI are made by each Secondary Obligor solely for itself and not on behalf of any Primary Obligor. Furthermore, the waivers and other provisions of this Article XI are made by each Secondary Obligor solely in its capacity as a Secondary Obligor and not in its capacity as a Primary Obligor. Nothing herein is intended to, or shall, modify, or constitute a waiver or surrender by the Secondary Obligor of, any right, remedy or defense that would otherwise be available to the Secondary Obligor on account of its Obligations in its capacity as a Primary Obligor.
Section 11.09     Borrowers Joint and Several. Each Borrower hereby agrees that: (i) each Borrower is jointly and severally liable for all of the obligations of the Borrower set forth in this Agreement and the other Loan Documents; (ii) the occurrence of any Default shall be a Default by each Borrower; and (iii) each Borrower assumes the obligations of each other Borrower under each and every Loan Document entered into by any Borrower.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

JLL INCOME PROPERTY TRUST, INC., a Maryland corporation

By:        /s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer

JLLIPT HOLDINGS LP,
a Delaware limited partnership

By:    JLLIPT Holdings GP, LLC,
    a Delaware limited liability company,
    its general partner

By:     /s/ Gregory A. Falk
    Name: Gregory A. Falk
    Title: Vice President

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ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By:        /s/ Carolina Arean
Name: Carolina Arean
Title: Authorized Signatory
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LENDERS

JPMORGAN CHASE BANK, N.A.,
as Lender
By:        /s/ Carolina Arean
Name: Carolina Arean
Title: Authorized Signatory

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BANK OF AMERICA, N.A.,
as Lender
By:    /s/ Bryan Frese
Name: Bryan Frese
Title: Senior Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as Lender
By:        /s/ Margaret K. Grady
Name: Margaret K. Grady
Title: Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender
By:        /s/ Tim McAdam
Name: Tim McAdam
Title: Executive Director
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CAPITAL ONE, NATIONAL ASSOCIATION,
as Lender

By:        /s/ Jessica W. Phillips
Name: Jessica W. Phillips
Title: Authorized Signatory

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FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Lender
By:        /s/ Brad J. Boersma
Name: Brad J. Boersma
Title: Senior Vice President

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BMO BANK N.A.,
as Lender
By:        /s/ Kelsey O'Connor
Name: Kelsey O'Connor
Title: Director
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REGIONS BANK,
as Lender
By:        /s/ Walter E. Rivadeneira
Name: Walter E. Rivadeneira
Title: Senior Vice President
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TD BANK, N.A.,
as Lender
By:        /s/ Donald Wattson
Name: Donald Wattson
Title: Authorized Officer

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THE BANK OF NEW YORK MELLON,
as Lender

By:        /s/ Abdullah Dahman
Name: Abdullah Dahman
Title: Director
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